                                                              EXHIBIT 10.5.1

                                 $40,000,000

                          REVOLVING CREDIT AGREEMENT

                           DATED AS OF JUNE 26, 1997

                                 BY AND AMONG

                     CROSS-CONTINENT AUTO RETAILERS, INC.,

                     THE OTHER BORROWERS IDENTIFIED HEREIN

                         (COLLECTIVELY, THE "BORROWERS"),

                     TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            INDIVIDUALLY AND AS AGENT

                                      AND

                      THE OTHER FINANCIAL INSTITUTIONS LISTED
                           ON THE SIGNATURE PAGES HEREOF
                            (COLLECTIVELY, THE "BANKS")

                              TABLE OF CONTENTS

                                                                          PAGE

1.  CERTAIN DEFINITIONS ................................................ - 1 -
    1.1. Accounting Principles ......................................... - 1 -

2.  THE LOANS AND LETTERS OF CREDIT .................................... - 2 -
    2.1.   Loans ....................................................... - 2 -
    2.2.   Borrowing Procedure ......................................... - 3 -
    2.3.   Letters of Credit ........................................... - 4 -
    2.4.   Letter of Credit Requests ................................... - 5 -
    2.5.   Letters of Credit Participations ...........................  - 6 -
    2.6.   Agreement to Repay Letter of Credit Drawings ................ - 8 -
    2.7.   Conflict between Applications and Agreement ................ - 10 -
    2.8.   Increased Costs ............................................ - 10 -

3.  INTEREST RATE PROVISIONS .......................................... - 11 -
    3.1.   Interest Rate Determination ................................ - 11 -
    3.2.   Additional Interest Rate Provisions ........................ - 12 -

4.  PREPAYMENTS AND OTHER PAYMENTS .................................... - 14 -
    4.1.   Required Prepayments ....................................... - 14 -
    4.2.   Optional Prepayments ....................................... - 14 -
    4.3.   Notice of Payments ......................................... - 14 -
    4.4.   Place of Payment or Prepayment ............................. - 14 -
    4.5.   No Prepayment Premium or Penalty ........................... - 15 -
    4.6.   Taxes ...................................................... - 15 -
    4.7.   Reduction or Termination of the Commitments ................ - 17 -
    4.8.   Payments on Business Day ................................... - 17 -

5.  COMMITMENT FEE AND OTHER FEES ..................................... - 17 -
    5.1.   Commitment Fee ............................................. - 17 -
    5.2.   Other Fees ................................................. - 18 -
    5.3.   Letter of Credit Fees ...................................... - 18 -
    5.4.   Fees Not Interest; Nonpayment .............................. - 18 -

6.   APPLICATION OF PROCEEDS .......................................... - 18 -

7.  REPRESENTATIONS AND WARRANTIES .................................... - 18 -
    7.1.   Organization and Qualification ............................. - 18 -
    7.2.   Financial Statements ....................................... - 19 -
    7.3.   Litigation ................................................. - 19 -

                                     --i--
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    7.4.   Default .................................................... - 19 -
    7.5.   Title to Properties ........................................ - 19 -
    7.6.   Payment of Taxes ........................................... - 19 -
    7.7.   Conflicting or Adverse Agreements or Restrictions .......... - 19 -
    7.8.   Authorization, Validity, Etc. .............................. - 20 -
    7.9.   Investment Company Act Not Applicable ...................... - 20 -
    7.10.  Public Utility Holding Company Act Not Applicable .......... - 20 -
    7.11.  Regulations G, T, U and X .................................. - 20 -
    7.12.  ERISA ...................................................... - 20 -
    7.13.  Accuracy of Information .................................... - 21 -
    7.14.  Approvals, Franchises, Licenses, Etc. ...................... - 21 -
    7.15.  Line of Business ........................................... - 21 -
    7.16.  Solvency ................................................... - 21 -
    7.17.  Material Contracts ......................................... - 22 -
    7.18.  Indebtedness ............................................... - 22 -
    7.19.  Investments ................................................ - 22 -
    7.20.  Insurance .................................................. - 22 -
    7.21.  Compliance with Laws ....................................... - 22 -
    7.22.  Hazardous Substances ....................................... - 23 -
    7.23.  Capital Structure .......................................... - 23 -
    7.24.  Labor Relations ............................................ - 24 -

8.  CONDITIONS ........................................................ - 24 -
    8.1.   Conditions to Effectiveness of Agreement ................... - 24 -
    8.2.   Conditions to each Loan and Letter of Credit ............... - 26 -

9.  AFFIRMATIVE COVENANTS ............................................. - 27 -
    9.1.   Financial Statements and Information ....................... - 27 -
    9.2.   Projections ................................................ - 28 -
    9.3.   Corporate Existence; Title to Properties ................... - 28 -
    9.4.   Books and Records .......................................... - 28 -
    9.5.   Insurance .................................................. - 29 -
    9.6.   Inspection of Property and Records ......................... - 29 -
    9.7.   Maintenance of Property .................................... - 29 -
    9.8.   Notice of Certain Matters .................................. - 29 -
    9.10.  Material Contracts ......................................... - 30 -
    9.11.  Patents, Trademarks and Licenses ........................... - 31 -
    9.12.  Taxes; Obligations ......................................... - 31 -
    9.13.  Hazardous Substances ....................................... - 31 -
    9.14.  Management ................................................. - 32 -

10. NEGATIVE COVENANTS ................................................ - 32 -
    10.1.  Financial Covenants ........................................ - 32 -
    10.2.  Liens ...................................................... - 33 -

                                     --ii--

    10.3.  Debt ....................................................... - 33 -
    10.4   Asset Dispositions ......................................... - 34 -
    10.5.  Merger, Consolidation ...................................... - 34 -
    10.6.  Supply and Purchase Contracts .............................. - 34 -
    10.7.  Discount or Sale of Receivables ............................ - 34 -
    10.8.  Change in Accounting Method ................................ - 34 -
    10.9.  Restricted Payments, Investments ........................... - 34 -
    10.10. Change in Fiscal Year ...................................... - 35 -
    10.11. Nature of Business ......................................... - 35 -
    10.12. Transactions with Related Parties .......................... - 35 -
    10.13. Stock of Subsidiaries ...................................... - 35 -
    10.14. Regulations G, T, U and X .................................. - 35 -
    10.15. Status Under Certain Laws .................................. - 35 -
    10.16. Charter Documents .......................................... - 36 -
    10.17. Material Contracts ......................................... - 36 -
    10.18. Compliance with Laws ....................................... - 36 -
    10.19. Hazardous Substances ....................................... - 36 -
    10.20. Amendment to Floor Plan Financings ......................... - 36 -
    10.21. Issuance and Disposition of Shares ......................... - 36 -
    10.22. Restrictive Agreements ..................................... - 37 -

11.  EVENTS OF DEFAULT; REMEDIES ...................................... - 38 -
    11.1.  Failure to Pay Principal ................................... - 38 -
    11.2.  Failure to Pay Other Amounts ............................... - 38 -
    11.3.  Default under Other Debt ................................... - 38 -
    11.4.  Misrepresentation or Breach of Warranty .................... - 39 -
    11.5.  Violation of Covenants ..................................... - 39 -
    11.6.  Bankruptcy and Other Matters ............................... - 39 -
    11.7.  Dissolution ................................................ - 40 -
    11.8.  Judgment ................................................... - 40 -
    11.9.  Nullity of Loan Documents .................................. - 40 -
    11.10. Change of Control .......................................... - 40 -
    11.11. ERISA ...................................................... - 40 -
    11.12. Other Remedies ............................................. - 40 -
    11.13. Collateral Account ......................................... - 41 -
    11.14. Remedies Cumulative ........................................ - 41 -

12.  THE AGENT ........................................................ - 41 -
    12.1.  Authorization and Action ................................... - 41 -
    12.2.  Agent's Reliance, Etc. ..................................... - 42 -
    12.3.  Defaults ................................................... - 42 -
    12.4.  Agent and Affiliates ....................................... - 42 -
    12.5.  Non-Reliance on Agent and Other Banks ...................... - 43 -
    12.6.  Indemnification ............................................ - 43 -

                                    --iii--

    12.7.  Successor Agent ............................................ - 44 -
    12.8.  Agent's Reliance ........................................... - 44 -

13. MISCELLANEOUS ..................................................... - 44 -
    13.1.  Representation by the Banks ................................ - 44 -
    13.2.  Waivers, Etc. .............................................. - 45 -
    13.3.  Reimbursement of Expenses .................................. - 45 -
    13.4.  Notices .................................................... - 46 -
    13.5.  GOVERNING LAW .............................................. - 46 -
    13.6.  Survival of Representations, Warranties and Covenants ...... - 46 -
    13.7.  Counterparts; Execution by Facsimile Transmission .......... - 47 -
    13.8.  Separability ............................................... - 47 -
    13.9.  Descriptive Headings ....................................... - 47 -
    13.10. Setoff ..................................................... - 47 -
    13.11. Successors and Assigns; Participations ..................... - 48 -
    13.12. Interest ................................................... - 50 -
    13.13. Indemnification ............................................ - 51 -
    13.14. Payments Set Aside ......................................... - 53 -
    13.15. Loan Agreement Controls .................................... - 53 -
    13.16. Obligations Several ........................................ - 54 -
    13.17. Pro Rata Treatment ......................................... - 54 -
    13.18. SUBMISSION TO JURISDICTION ................................. - 54 -
    13.19. WAIVER OF JURY TRIAL ....................................... - 55 -
    13.20. Amendments, Etc. ........................................... - 55 -
    13.21. Relationship of the Parties ................................ - 56 -
    13.22. Extension of Maturity Date ................................. - 56 -
    13.23. Confidentiality ............................................ - 57 -
    13.24. FINAL AGREEMENT ............................................ - 57 -


                                    --iv--

    EXHIBIT A .............................. Definitions
    EXHIBIT B .............................. Note
    EXHIBIT C .............................. Notice of Borrowing
    EXHIBIT D .............................. Notice of Rate Change/Continuation
    EXHIBIT E .............................. Assignment and Acceptance
    EXHIBIT F .............................. Letter of Credit Request
    EXHIBIT G .............................. Compliance Certificate
    EXHIBIT H .............................. Pledge Agreement
    EXHIBIT I .............................. Joinder Agreement
    SCHEDULE 1 ............................. Lending Offices
    SCHEDULE 7.1 ........................... Jurisdiction of Organization and
                                             Qualification to do Business

    SCHEDULE 7.17 .......................... Existing Material Contracts
    SCHEDULE 7.18 .......................... Indebtedness
    SCHEDULE 7.19 .......................... Investments
    SCHEDULE 7.20 .......................... Insurance
    SCHEDULE 7.23 .......................... Capital Structure
    SCHEDULE 10.2 .......................... Liens


                                     --v--

                         REVOLVING CREDIT AGREEMENT

     Cross-Continent Auto Retailers, Inc., a corporation organized under the laws of Delaware (the "Parent"), the other Borrowers identified on the signature pages hereto (collectively, including without limitation the Parent and each Subsidiary which hereafter becomes a Borrower pursuant to Section 9.9, the "Borrowers"), the financial institutions listed on the signature pages hereof (collectively, the "Banks" and individually, a "Bank"), Texas Commerce Bank National Association ("TCB") in its capacity as agent (the "Agent") for the Banks hereunder, and TCB in its capacity as Issuing Bank hereunder, hereby agree as follows:

                           PRELIMINARY STATEMENT

     WHEREAS, the Borrowers have requested the Agent and the Banks to make loans to the Borrowers and issue letters of credit for their account in an aggregate amount not to exceed $40,000,000 at any time outstanding; and

     WHEREAS, pursuant to the terms and conditions hereof the Agent and the Banks have agreed to such request upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. CERTAIN DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in EXHIBIT A to this Agreement.

     1.1. ACCOUNTING PRINCIPLES. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the audited financial statements referred to in Section 9.1 hereof. All financial information delivered to the Agent pursuant to Section 9.1 hereof shall be prepared in accordance with GAAP applied on a basis consistent with those reflected by the initial financial statements delivered to the Agent pursuant to Section 7.2, except (i) where such principles are inconsistent with the requirements of this Agreement,
(ii) for those changes with which the independent certified public accountants referred to in Section 9.1(a) hereof concur in rendering unqualified opinions as to financial statements and as to which changes the Majority Banks have given prior written consent, which consent shall not be unreasonably withheld, and (iii), as to the financial statements delivered pursuant to Section 9.1(b), subject to changes resulting from year-end adjustments and subject to any non-conformity with GAAP as a result of the absence of any footnotes required by GAAP.

     2.   THE LOANS AND LETTERS OF CREDIT.

     2.1. LOANS.

     (a) Upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Loans to any Borrower on any one (1) or more Business Days prior to the Maturity Date, up to an aggregate principal amount of Loans not exceeding at any one time outstanding the amount set opposite such Bank's name on the signature pages hereof (such amount, as it may be reduced from time to time pursuant to Section 4.7 and Section 13.11(c) being such Bank's "Commitment"); PROVIDED, HOWEVER, that after giving effect to any Loan, in no event shall the outstanding amount of all Loans made hereunder to the Borrowers plus the Letter of Credit Outstandings at such time exceed the Commitments of all the Banks. Within such limits and during such period and subject to the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow hereunder.

     (b) The Borrowers shall execute and deliver to the Agent for each Bank to evidence the Loans made by each Bank, a promissory note (each, as the same may be amended, modified or extended from time to time, a "Note"), which shall be (i) initially dated the Closing Date; (ii) in the principal amount of such Bank's Commitment; and (iii) in substantially the form attached hereto as EXHIBIT B, with the blanks appropriately filled. The outstanding principal balance of each Note shall be payable on the Maturity Date. Each Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the rate per annum determined as specified in Sections 3.1(a), 3.2(b) and 3.2(c), payable on each Interest Payment Date and at maturity, commencing with the first Interest Payment Date following the date of such Note.

     (c) In the case of a proposed Loan comprised of LIBOR Rate Loans, the Agent shall promptly notify each Bank of the applicable interest rate under
Section 3.1. Each Bank shall, before 11:00 a.m. (Houston time) on the Borrowing Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Domestic Lending Office, in same day funds, its Pro Rata Percentage of such borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Section 8, on the Borrowing Date the Agent shall make the borrowing available to the Borrowers at its Domestic Lending Office in immediately available funds. Each Bank may, at its option, post on a schedule attached to its Note
(x) the date and principal amount of each Loan made under such Note; (y) the rate of interest each such Loan will bear; and (z) each payment of principal thereon; PROVIDED, HOWEVER, that any failure of such Bank to so mark such Note shall not affect the Borrower's obligations thereunder; and PROVIDED FURTHER that such Bank's records as to such matters shall be controlling, absent manifest error, whether or not such Bank has so marked such Note. Any deposit to a Borrower's demand deposit account by the Agent pursuant to a request (whether written or oral) believed by the Agent to be an authorized request by a Borrower for a Loan hereunder shall be deemed to be a Loan hereunder for all purposes with the same effect as if such Borrower had in fact requested the Agent to make such Loan.

     2.2. BORROWING PROCEDURE.

     (a) Each borrowing by a Borrower hereunder shall be (i) in the case of any LIBOR Rate Loan, in an aggregate amount of not less than $500,000 or an integral multiple of

$500,000 in excess thereof; or (ii) in the case of any Base Rate Loan, in an aggregate amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof. Each Loan shall be made upon prior written notice from the Parent, on behalf of the Borrowers, to the Agent in the form of EXHIBIT C hereto (the "Notice of Borrowing") delivered to the Agent not later than 11:30 a.m. (Houston time) (i) on the third Business Day prior to the Borrowing Date, if such borrowing consists of LIBOR Rate Loans; and (ii) on the Business Day prior to the Borrowing Date, if such borrowing consists of Base Rate Loans. Each Notice of Borrowing shall be irrevocable and shall specify (i) the amount of the proposed borrowing and of each Loan comprising a part thereof; (ii) the Borrowing Date; (iii) the Type of Loan requested;
(iv) with respect to any LIBOR Rate Loan, the Rate Period with respect to each such Loan and the Expiration Date of each such Rate Period (PROVIDED, that there shall not be more than five (5) Rate Periods in effect at any one time under this Agreement); and (v) the demand deposit account of the Borrowers at the Agent's Domestic Lending Office with which the proceeds of the borrowing are to be deposited. Promptly upon its receipt of a Notice of Borrowing, the Agent shall deliver by fax a copy thereof to each Bank. The Parent may give the Agent telephonic notice by the required time of any proposed borrowing under this Section 2.2(a); PROVIDED, that such telephonic notice shall be promptly confirmed in writing by delivery to the Agent of a Notice of Borrowing. Neither the Agent nor any Bank shall incur any liability to the Borrowers in acting upon any telephonic notice referred to above which the Agent believes in good faith to have been given by the Parent or for otherwise acting in good faith under this Section 2.2(a).

     (b) Unless the Agent shall have received notice from a Bank prior to the date of any borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Percentage of such borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such borrowing in accordance with Section 2.1(c), and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Percentage available to the Agent, such Bank and the Borrowers (without duplication) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, (i) in the case of the Borrowers, at the interest rate applicable at the time to Loans comprising such borrowing, and (ii) in the case of such Bank, at the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such borrowing for purposes of this Agreement.

     (c) The failure of any Bank to make the Loan to be made by it as part of any borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any borrowing.

     2.3. LETTERS OF CREDIT.

     (a) Subject to and upon the terms and conditions herein set forth, including, without limitation, the applicable terms and conditions set forth in Section 8 hereof, the Issuing Bank agrees that it will, at any time and from time to time on or after the Closing Date and prior to the date that is not later than thirty (30) calendar days prior to the scheduled Maturity Date, following its receipt of a Letter of Credit Request, issue for the account of any Borrower, one or more irrevocable standby letters of credit (all such letters of credit collectively, the "Letters of Credit"); PROVIDED, that the Issuing Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

         (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally; or

          (ii) the Stated Amount of such Letter of Credit shall be greater than an amount which when added to the Letter of Credit Outstandings at such time and the aggregate principal amount of all Loans then outstanding (after giving effect to the principal amount of all Loans repaid and all Unpaid Drawings reimbursed prior to or concurrently with the issuance of such Letter of Credit) would exceed the Commitments of all the Banks (after giving effect to any reductions to the Commitments of all the Banks on such date); or

          (iii) the Stated Amount of such Letter of Credit shall be greater than an amount which when added to the Letter of Credit Outstandings at such time (after giving effect to all Unpaid Drawings reimbursed prior to or concurrently with the issuance of such Letter of Credit), would exceed the Letter of Credit Limit; or

          (iv) the expiry date, or, in the case of any Letter of Credit containing an expiry date that is extendible at the option of the Issuing Bank, the initial expiry date of such Letter of Credit, is a date that is later than the date twelve (12) months from the issuance date.

     (b) The Issuing Bank shall neither renew nor permit the renewal of any Letter of Credit if any of the conditions precedent to such renewal set forth in Section 8 is not satisfied.

     (c) In the event any Letter of Credit is issued with an expiry date after the Maturity Date, on the Maturity Date the Borrowers shall jointly and severally pay to the Agent an amount in immediately available funds equal to 100% of the then aggregate amount of Letter of Credit Outstandings, which funds shall be held by the Agent in a collateral account to be maintained by the Agent. The Borrowers hereby agree to execute and deliver to the Agent and the Banks such security agreements, pledges or other documents as the Agent or any of the Banks may, from time to time, reasonably require to perfect the pledge, lien and security interest in and to any such funds provided for in this Section 2.3(c). Upon the payment or expiry of all Letter of Credit Outstandings, all such Collateral shall be released to the Borrowers in due form at Borrowers' cost.

     2.4. LETTER OF CREDIT REQUESTS.

     (a) Whenever a Borrower desires that a Letter of Credit be issued for its account or that an existing expiry date shall be extended, the Parent, on behalf of such Borrower, shall deliver to the Agent its prior written request therefor not later than 11:30 a.m. (Houston time) (i) in the case of a Letter of Credit to be issued, on at least the fifth (5th) Business Day prior to the requested issuance date and (ii) in the case of the extension of the existing expiry date of any Letter of Credit, on at least the fifth (5th) Business Day prior to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each such request shall be executed by the Parent on behalf of such Borrower and shall be in the form of EXHIBIT F attached hereto (each a "Letter of Credit Request") and, in the case of the issuance of any Letter of Credit, shall be accompanied by an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank or any Bank (through the Agent) may reasonably request. Each Letter of Credit shall be denominated in Dollars, shall not be for a Stated Amount less than $50,000, shall expire no later than the date specified in Section 2.3, shall not be in an amount greater than is permitted under Section 2.3(a) and shall be in such form as may be approved from time to time by the Issuing Bank and the applicable Borrower. Promptly upon its receipt of a Letter of Credit Request, and, if applicable, the related Application, the Agent shall so notify the other Banks.

     (b) The making of each Letter of Credit Request shall be deemed to be a joint and several representation and warranty by the Borrowers that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Agreement. Unless the Issuing Bank has received notice from the Agent or any Bank before it issues the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the applicable conditions specified in Section 8 are not then satisfied, or that the issuance of such Letter of Credit would violate this Agreement, then the Issuing Bank shall issue the requested Letter of Credit for the account of the applicable Borrower in accordance with this Agreement and the Issuing Bank's usual and customary practices; PROVIDED, HOWEVER, that the Issuing Bank shall not be required to issue any Letter of Credit earlier than five
(5) Business Days after its receipt of the Letter of Credit Request and the related Application therefor and all other certificates, documents and other papers and information relating thereto. Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Parent of such issuance or extension, which notice shall be accompanied by a copy of the Letter of Credit actually issued or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be. Promptly upon its receipt of such documents, the Agent shall notify each Bank of the issuance of such Letter of Credit or the extension of such expiry date, as the case may be, and upon the request of any Bank shall deliver copies of such documents to such Bank.

     2.5. LETTERS OF CREDIT PARTICIPATIONS.

     (a) Immediately upon the issuance by the Issuing Bank of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Pro Rata Percentage, in each such Letter of Credit (including extensions of the expiry date thereof), each substitute letter of credit, each drawing made thereunder and the joint and several obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto, and any security therefor or guaranty pertaining thereto.

     (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Agent or the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for the Issuing Bank any resulting liability to the Agent or any Bank. It is the intent of the parties hereto that the Issuing Bank shall have no liability to the Agent or the Banks for its ordinary sole or contributing negligence.

     (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.6(a), the Agent shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:30 a.m. (Houston time) on any Business Day, any Bank required to fund a payment under a Letter of Credit, such Bank shall make available to the Agent for the account of the Issuing Bank such Bank's Pro Rata Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Pro Rata Percentage of the amount of such payment available to the Agent for the account of the Issuing Bank, such Bank agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank at the Federal Funds Rate. The failure of any Bank to make available to the Agent for the account of any Issuing Bank its Pro Rata Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Pro Rata Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of such Issuing Bank such other Bank's Pro Rata Percentage of any such payment.

     (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Issuing Bank any payments from the Banks pursuant to clause (b) above, the Issuing Bank shall pay to the Agent, and the Agent shall promptly pay to each Bank which has paid its Pro Rata Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Pro Rata Percentage thereof.

     (e) The obligations of the Banks to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall be absolute and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

           (ii) the existence of any claim, setoff, defense or other right which any Borrower or any other Person may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower or any other Party and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

           (v) the occurrence of any Default or Event of Default; or

          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Bank (other than the gross negligence or willful misconduct of the Issuing Bank).

     (F) THE BANKS AGREE TO INDEMNIFY THE ISSUING BANK (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS), RATABLY ACCORDING TO THE RESPECTIVE PRO RATA PERCENTAGES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING BANK IN ANY WAY RELATING

TO OR ARISING OUT OF THIS AGREEMENT OR ANY LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING BANK UNDER THIS AGREEMENT OR ANY LETTER OF CREDIT; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     2.6. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.

     (a) Upon the receipt by the Issuing Bank of any Drawing from a beneficiary under a Letter of Credit, the Issuing Bank promptly will provide the Parent with telecopy notice thereof. The Borrowers hereby jointly and severally agree to reimburse the Issuing Bank by making payment to the Agent in immediately available funds at the Agent's Domestic Lending Office, for any payment made by the Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 2:00 p.m. (Houston time) on the date of such payment, from and including the date paid but excluding the date reimbursement is made as provided above, at a rate per annum equal to the lesser of (x) 3% above the Alternate Base Rate or (y) the Highest Lawful Rate, such interest to be payable on demand.
Unless otherwise paid by the Borrowers, such Unpaid Drawing may (and, if the Majority Banks so desire, shall automatically), subject to satisfaction of the conditions precedent set forth in Sections 2.3 and 8, be paid with the proceeds of Loans which shall bear interest at an annual rate equal to the Alternate Base Rate, which rate the Parent may in its discretion continue or convert pursuant to Section 3.1(a)(ii). After the Maturity Date, such Unpaid Drawing shall, if not otherwise paid by the Borrowers, be repaid from the cash collateral account established in connection therewith pursuant to
Section 2.3(c) hereof.

     (b) The Borrowers' obligations under this Section 2.6 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances (except as provided below with respect to the gross negligence or willful misconduct of the Issuing Bank) and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Bank (including the Issuing Bank in its capacity as the issuer of a Letter of Credit or any Bank as a participant therein), including any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit (other than a defense based upon the gross negligence or willful misconduct of the Issuing Bank in determining whether such Drawing conforms to the terms of the Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, including any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, setoff, defense or other right which any Borrower or any other Person may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower or any other Party and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

           (v) the occurrence of any Default or Event of Default; or

          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower (other than the gross negligence or willful misconduct of the Issuing Bank).

     (c) The Borrowers also jointly and severally agree with the Issuing Bank, the Agent and the Banks that, in the absence of gross negligence or willful misconduct of the Issuing Bank, the Issuing Bank shall not be responsible for, and the Borrowers' reimbursement obligations under Section 2.6(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged or any dispute between or among any Borrower or any other Party and the beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower or any other Party against any beneficiary of such Letter of Credit or any such transferee.

     (d) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by such Issuing Bank) and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall not result in any liability of the Issuing Bank to any Borrower or any other Party. It is the intent of the parties hereto that the Issuing Bank shall not have any liability under this Section 2.6 for the ordinary negligence of the Issuing Bank.

     2.7. CONFLICT BETWEEN APPLICATIONS AND AGREEMENT. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

     2.8. INCREASED COSTS.

     (a) Notwithstanding any other provision herein, but subject to Section 13.12, if any Law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Base Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the introduction or effectiveness of any applicable law or regulation or any change in applicable Law or regulation or in the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of Law) either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Bank, or (ii) shall impose on any Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Bank issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Bank hereunder with respect to Letters of Credit, by an amount deemed by such Bank to be material, then, from time to time, the Borrowers shall jointly and severally pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction by such Bank. Notwithstanding the foregoing, in no event shall the compensation payable under this Section 2.8 (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents, exceed the Highest Lawful Rate.

     (b) Each Bank will notify the Parent through the Agent of any event which will entitle such Bank to compensation pursuant to paragraph (a) above. A certificate of a Bank setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank as specified in paragraph (a) above may be delivered to the Parent (through the Agent) and shall be conclusive absent manifest error. The Borrowers shall jointly and severally pay to the Agent for the account of such Bank the amount shown as due on any such certificate within fifteen (15) days after its receipt of the same.

     (c) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Letter of Credit shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Letter of Credit or any other Letter of Credit.

     3.   INTEREST RATE PROVISIONS.

          3.1. INTEREST RATE DETERMINATION.

          (a) Except as specified in Sections 3.2(b) and 3.2(c), the Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding, until maturity, at a rate per annum (calculated based on a year of 360 days in the case of the LIBOR Rate, and a year of 365 or 366 days, as the case may be, in the case of the Alternate Base Rate, in each case for the actual days elapsed) as follows:

          (i) The principal balance of the Loans from time to time outstanding shall bear interest at an annual rate equal to the lesser of
     (A) with respect to any LIBOR Rate Loan, the Adjusted LIBOR Rate, and with respect to any Base Rate Loan, the Alternate Base Rate, as the case may be, with respect thereto or (B) the Highest Lawful Rate, from the first day to, but not including, (y) with respect to any Base Rate Loan, the Maturity Date and (z) with respect to any LIBOR Rate Loan, the Expiration Date of the Rate Period then in effect with respect thereto.

          (ii) So long as no Default or Event of Default has occurred and is continuing, the Parent, on behalf of the Borrowers, may (y) change the interest rates to apply to any Loan or (z) elect to continue all or any part of the outstanding principal balance of any LIBOR Rate Loan as a Loan of such Type by giving the Agent an irrevocable written notice in the form of EXHIBIT D hereto (the "Notice of Rate Change/Continuation") specifying (A) the date on which such Loan was made; (B) the interest rate then applicable to such Loan; (C) with respect to any LIBOR Rate Loan, the Rate Period then applicable to each such Loan; (D) the principal amount of such Loan to remain outstanding;
     (E) the Type of Loan; and (F) the requested effective date of the rate change or continuation (the "Conversion/Continuation Date"). In the case of the conversion of all or any part of any Base Rate Loan into a LIBOR Rate Loan or the continuation of any LIBOR Rate Loan as a Loan of such Type, such notice must be received by the Agent at least three (3) full Business Days prior to the Conversion/Continuation Date, and otherwise at least one (1) full Business Day prior thereto. Each rate so specified shall become effective on the Conversion/Continuation Date and remain in effect until the expiration of the applicable Rate Period specified in such Notice of Rate Change/Continuation.

          (iii) If the Parent shall fail to choose, as provided in clause (ii) above, the rate of interest to become effective with respect to any LIBOR Rate Loan upon the Expiration Date of the Rate Period with respect thereto, such Loan shall bear interest at the Alternate Base Rate on and after such Expiration Date until the Parent shall have so chosen a different rate.

          (iv) Nothing contained herein shall authorize the Parent (A) to convert any Loan into or continue any Loan as a LIBOR Rate Loan unless the Expiration Date of the Rate Period for such Loan occurs on or before the Maturity Date or (B) to continue or change the interest rates applicable to any LIBOR Rate Loan prior to the Expiration Date of the Rate Period with respect thereto.

          (v) Notwithstanding anything set forth herein to the contrary (other than Section 13.12), if a Default has occurred and is continuing each outstanding Loan shall bear interest at a rate per annum which shall be equal to the lesser of (x) 3% above the interest rate otherwise applicable thereto or (y) the Highest Lawful Rate, which interest shall be due and payable on demand.

          (b) The Alternate Base Rate for each Base Rate Loan shall be determined by the Agent on the first day and on each day such Base Rate Loan shall be outstanding, or if such day is not a Business Day, on the next succeeding Business Day. The LIBOR Rate for the Rate Period for each LIBOR Rate Loan shall be determined by the Agent two (2) Business Days before the first day of such Rate Period.

          (c) Each determination of an applicable interest rate by the Agent shall be conclusive and binding upon the Borrower and the Banks in the absence of manifest error.

          3.2. ADDITIONAL INTEREST RATE PROVISIONS.

          (a) The Notes may be held by each Bank for the account of its respective Domestic Lending Office or its respective LIBOR Lending Office, and may be transferred from one to the other from time to time as each Bank may determine.

          (b) If the Parent shall have chosen the Adjusted LIBOR Rate in a Notice of Borrowing or a Notice of Rate Change/Continuation and not later than 11:00 a.m. (Houston time) one (1) Business Day prior to the Borrowing Date or Conversion/Continuation Date, as the case may be, any Bank notifies the Agent that (i) deposits in Dollars in the principal amount of such LIBOR Rate Loan are not being offered to the LIBOR Lending Office of such Bank in the interbank market selected by such Bank for the Rate Period applicable thereto or (ii) adequate and reasonable means do not exist for ascertaining the chosen LIBOR Rate in respect of such LIBOR Rate Loan or (iii) the Adjusted LIBOR Rate for any Rate Period for such LIBOR Rate Loan will not adequately reflect the cost to the Bank of making such LIBOR Rate Loan for such Rate Period, then the Agent shall forthwith give notice thereof to the other Banks and to the Parent and such LIBOR Rate shall not become effective as to such LIBOR Rate Loan on such Borrowing Date or the Conversion/Continuation Date, as the case may be, or at any time thereafter until such time thereafter as the Parent receives notice from the Agent that the circumstances giving rise to such determination no longer apply and such Loan shall bear interest at the lesser of (i) the Alternate Base Rate or (ii) the Highest Lawful Rate.

          (c) Anything in this Agreement to the contrary notwithstanding, if at any time any Bank determines (which determination shall be conclusive absent manifest error) that the introduction of or any change in any applicable Law, rule or regulation or any change in the interpretation or administration thereof by any governmental or other regulatory authority charged with the interpretation or administration thereof shall make it unlawful for such Bank (or the LIBOR Lending Office of such Bank) to maintain or fund any LIBOR Rate Loan or to convert any Loan into, or to continue any LIBOR Rate Loan as, a LIBOR Rate Loan, hereunder, such Bank shall give notice thereof to the Agent, which shall promptly give notice thereof to the Parent. With respect to any LIBOR Rate Loan which is outstanding when the Agent so notifies the Parent, upon such date as shall be specified in such notice, the Rate Period shall end and the lesser of (i) the Alternate Base Rate or (ii) the Highest Lawful Rate shall commence to apply in lieu of the Adjusted LIBOR Rate in respect of such LIBOR Rate Loan. At least five (5) Business Days after such specified date, the Borrowers shall jointly and severally pay to the Agent for the account of such Bank (y) accrued and unpaid interest on such LIBOR Rate Loan at the Adjusted LIBOR Rate in effect at the time of such notice to but not including such specified date PLUS (z) such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable Law) as may be necessary to compensate such Bank for any direct or indirect costs and losses incurred by it, but otherwise without penalty. If notice has been given by such Bank pursuant to the foregoing provisions of this Section 3.2(c), then, unless and until such Bank notifies the Agent that the circumstances giving rise to such notice no longer apply, such Adjusted LIBOR Rate shall not again apply to such Loan or any other Loan by such Bank and the obligation of such Bank to convert any Loan into, or to continue any LIBOR Rate Loan as, a LIBOR Rate Loan shall be suspended.

          (D) SUBJECT TO SECTION 13.12 HEREOF, THE BORROWERS WILL JOINTLY AND SEVERALLY INDEMNIFY EACH BANK AGAINST, AND REIMBURSE EACH BANK ON DEMAND FOR, ANY LOSS, COST OR EXPENSE INCURRED OR SUSTAINED BY SUCH BANK (INCLUDING, WITHOUT LIMITATION, ANY LOSS OR EXPENSE INCURRED BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF DEPOSITS OR OTHER FUNDS ACQUIRED BY SUCH BANK TO FUND OR MAINTAIN ANY LIBOR RATE LOAN) AS A RESULT OF (I) ANY ADDITIONAL COSTS INCURRED BY SUCH BANK; (II) ANY PAYMENT, PREPAYMENT OR REPAYMENT (WHETHER AUTHORIZED OR REQUIRED HEREUNDER OR OTHERWISE) OF ALL OR A PORTION OF ANY LIBOR RATE LOAN ON A DAY OTHER THAN THE LAST DAY OF A RATE PERIOD FOR SUCH LOAN; (III) ANY PAYMENT OR PREPAYMENT (WHETHER REQUIRED HEREUNDER OR OTHERWISE) OF ANY LIBOR RATE LOAN MADE AFTER THE DELIVERY OF A NOTICE OF BORROWING OR A NOTICE OF RATE CHANGE/CONTINUATION, AS THE CASE MAY BE, BUT BEFORE THE APPLICABLE BORROWING DATE OR A CONVERSION/CONTINUATION DATE, AS THE CASE MAY BE, IF SUCH PAYMENT OR PREPAYMENT PREVENTS THE PROPOSED BORROWING FROM BECOMING FULLY EFFECTIVE; OR (IV) AFTER RECEIPT BY THE AGENT OF A NOTICE OF BORROWING OR A NOTICE OF RATE CHANGE/CONTINUATION, AS THE CASE MAY BE, THE FAILURE OF ANY LIBOR RATE LOAN TO BE MADE OR EFFECTED BY SUCH BANK DUE TO ANY CONDITION PRECEDENT TO A BORROWING NOT BEING SATISFIED BY ANY BORROWER OR DUE TO ANY OTHER ACTION OR INACTION OF ANY BORROWER.

          (e) Without duplication of subsection (c) and (d) above, if, after the date of this Agreement, the adoption of any applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) then, subject to Section 13.12 hereof, the Borrowers shall jointly and severally pay to the Agent for the account of such Bank such additional amount or amounts as will compensate the Bank for such reduction.

          (f) The agreements contained in Sections 3.2(c), (d) and (e) shall survive the termination of this Agreement and the payment in full of the Notes and all other amounts payable hereunder.

     4.   PREPAYMENTS AND OTHER PAYMENTS.

          4.1. REQUIRED PREPAYMENTS. The Borrowers jointly and severally agree that if at any time any Borrower, or the Agent (together with notice to Parent), determines that the aggregate principal amount of Loans outstanding plus the Letter of Credit Outstandings exceeds the Commitment, the Borrowers will make a prepayment of principal in an amount at least equal to such excess, together with interest accrued thereon to the date of such prepayment and all amounts due, if any, under Section 3.2(d). Failure to make such payment when due shall constitute an Event of Default under Section 11.1.

          4.2. OPTIONAL PREPAYMENTS. The Borrowers shall have the right at any time and from time to time to prepay the Notes, in whole or in part; PROVIDED, that each partial prepayment shall be in an aggregate principal amount of at least $500,000, together with interest accrued thereon to the date of such prepayment and all amounts due, if any, under Section 3.2(d).

          4.3. NOTICE OF PAYMENTS. The Parent shall give the Agent at least three (3) Business Days' prior written notice of each prepayment proposed to be made by the Borrowers pursuant to Section 4.2, specifying the principal amount of the Loans to be prepaid, the prepayment date and the account of the Borrowers to be charged if such prepayment is to be so effected. Notice of such prepayment having been given, the principal amount of the Loans specified in such notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date. If the Borrowers pay or prepay any LIBOR Rate Loan prior to the end of the Rate Period applicable thereto, such payment shall be subject to Section 3.2(d).

          4.4. PLACE OF PAYMENT OR PREPAYMENT. All payments and prepayments made in accordance with the provisions of this Agreement or of the Notes in respect of commitment fees or of principal or interest on the Notes shall be made to the Agent for the account of the relevant Bank at its Domestic Lending Office no later than 11:30 a.m. (Houston time) in immediately available funds. Unless the Agent shall have received notice from the Parent prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make any payment due hereunder in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate. If and to the extent that the Agent receives any payment or prepayment from the Borrowers and fails to distribute such payment or prepayment to the Banks ratably on the basis of their respective Pro Rata Percentage on the day the Agent receives such payment or prepayment, and such distribution shall not be so made by the Agent in full on the required day, the Agent shall pay to each Bank such Bank's Pro Rata Percentage thereof together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is paid to the Agent by the Borrowers until the date the Agent pays such amount to such Bank. Notwithstanding the Agent's failure to so distribute any such payment, as between the Borrowers and the Banks, such payment shall be deemed received and collected.

          4.5. NO PREPAYMENT PREMIUM OR PENALTY.  Each prepayment pursuant to
Section 4.1 or 4.2 shall be without premium or penalty.

          4.6. TAXES.

          (a) Subject to Section 13.12, any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, deductions, charges or withholdings, and all liabilities with respect thereto, including, without limitation, such taxes, deductions, charges, withholdings or liabilities whatsoever (x) imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the LIBOR Rate, or the provisions of this Agreement relating to the LIBOR Rate, or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the LIBOR Rate, or (y) imposed, assessed, levied or collected by any jurisdiction (or any political subdivision thereof) of which any Borrower is a citizen or resident is organized, EXCLUDING, in the case of each Bank and Agent, taxes imposed on its net income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its net income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). In the case of a Bank that is a domestic corporation, within the meaning of Section 7701 of the Code, the taxes that are imposed by the United States of America and that are identified in the preceding sentence are the taxes that are imposed by Section 11, Section 55 and Section 59A of the Code, or by any comparable provision of future law. Subject to Section
13.12 hereof, if the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. If requested by any Bank, the Parent shall confirm that all applicable Taxes, if any, imposed on it by virtue of the transactions under this Agreement have been properly and legally paid by it to the appropriate taxing authorities by sending either (A) official tax receipts or notarized copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax or
(B) a certificate executed by an Authorized Officer of the Parent confirming that such Taxes have been paid, together with evidence of such payment.

          (b) In addition, subject to Section 13.12 hereof, the Borrowers jointly and severally agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (C) SUBJECT TO SECTION 13.12 HEREOF, THE BORROWERS WILL JOINTLY AND SEVERALLY INDEMNIFY EACH BANK AND AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.6) PAID BY SUCH BANK OR AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY BANK) (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. THIS INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS FROM THE DATE SUCH BANK OR AGENT (AS THE CASE MAY BE) MAKES WRITTEN DEMAND THEREFOR.

          (d) Each Bank registered in the Register that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Parent and the Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be. Each such Bank also agrees to deliver to the Parent and the Agent two (2) further copies of the said Form 1001 or 4224, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Parent, and such extensions or renewals thereof as may reasonably be requested by the Parent and the Agent, unless in any such case an event (including, without limitation, any change in treaty, Law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Parent and the Agent. Each such Bank hereby certifies that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. In the event that any such Bank fails to deliver any forms required under this Section 4.6(d), the Borrowers' obligation to pay additional amounts shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

          (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreement and obligations of the Borrowers contained in this Section 4.6 shall survive the payment in full of principal and interest hereunder and under the Notes.

          4.7. REDUCTION OR TERMINATION OF THE COMMITMENTS. The Parent may at any time or from time to time reduce or terminate the Commitment by giving not less than three (3) full Business Days' prior written notice to such effect to the Agent; PROVIDED, that any partial reduction shall be in an amount of not less than $5,000,000 or an integral multiple of $5,000,000 in excess thereof and PROVIDED FURTHER, HOWEVER, that no partial reduction shall reduce the Commitment to an amount greater than zero and less than $10,000,000. Promptly after the Agent's receipt of such notice of reduction, the Agent shall notify each Bank of the proposed reduction and such reduction shall be effective on the date specified in Parent's notice with respect to such reduction and shall reduce the Commitment of each Bank proportionately in accordance with its Pro Rata Percentage. The Commitment of each Bank shall automatically terminate on the earlier of the Maturity Date or in the event of acceleration of the maturity date of the Notes. Each reduction of the Commitments hereunder shall be irrevocable.

          4.8. PAYMENTS ON BUSINESS DAY. Whenever any payment or prepayment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; PROVIDED, HOWEVER, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          4.9 JOINT AND SEVERAL OBLIGATIONS. The Obligations are joint and several obligations of the Borrowers.

     5.   COMMITMENT FEE AND OTHER FEES.

          5.1. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank a commitment fee computed on a daily basis of a year of 360 days from the Closing Date to, but not including, the Maturity Date, at the rate of the

Commitment Fee Margin on the daily average amount of such Bank's Unused Commitment, such commitment fee to be payable quarterly in arrears on (a) the thirty-first (31st) day following the last day of each quarter, commencing on October 31, 1997 and (b) on the Maturity Date.

          5.2. OTHER FEES. The Borrowers jointly and severally agree to pay when due the advisory fee, underwriting fee, administration fee and the arrangement fee set forth in the Fee Letter.

          5.3. LETTER OF CREDIT FEES. The Borrowers jointly and severally agree to pay the Agent for distribution to the Banks (based upon their respective Pro Rata Percentage) a fee in respect of each Letter of Credit issued for the account of any Borrower (the "Letter of Credit Fee"), equal to the greater of (i) amount to be computed at the rate of the Letter of Credit Margin in effect on the date such Letter of Credit is issued on the initial Stated Amount of such Letter of Credit and (ii) $500.00. Letter of Credit Fees due to the Agent and the Issuing Banks pursuant to this Section 5.3 shall be due and payable in arrears on the last day of each fiscal year and shall be computed on the basis of a year of 360 days.

          5.4. FEES NOT INTEREST; NONPAYMENT. The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and, subject to Section 13.12, the obligation of the Borrowers to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrowers to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. Fees shall be payable when due in Dollars and in immediately available funds. Subject to
Section 13.12 hereof, all fees, including, without limitation, the commitment fee referred to in Section 5.1, shall be non-refundable, and shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at a rate per annum equal to the lesser of (a) 3% above the Alternate Base Rate or
(b) the Highest Lawful Rate.

          6. APPLICATION OF PROCEEDS. The Borrowers agree that the proceeds of the Loans shall be used for general corporate needs, including acquisitions of auto dealerships.

          7. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant that:

          7.1. ORGANIZATION AND QUALIFICATION. Each Borrower (a) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) has the power to own its properties and to carry on its business as now conducted; and (c) is duly qualified to do business and is in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect. SCHEDULE 7.1 accurately sets forth the respective jurisdictions of each Borrower's organization and the jurisdictions in which it is qualified as a foreign corporation or foreign partnership to do business.

          7.2. FINANCIAL STATEMENTS. The Parent has furnished the Banks with the Annual Report of the Parent on Form 10-K for the fiscal year ended December 31, 1996 and the Quarterly Report of the Parent on Form 10-Q for the fiscal quarter ended March 31, 1997. The financial statements set forth in the reports described above have been prepared in conformity with GAAP. The statements described above fully and fairly reflect the consolidated financial condition of the Parent and the results of its operations as at the dates and for the periods indicated. As of the Closing Date, since March 31, 1997, there has been no event which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there exists no material contingent liabilities or obligations of the Borrowers which are not fully disclosed in such financial statements.

          7.3. LITIGATION. There is no action or proceeding pending (or, to the best knowledge of any Borrower, threatened) against any Borrower before any court, administrative agency or arbitrator which is reasonably expected to have a Material Adverse Effect. As of the Closing Date, there is no outstanding judgment, order or decree affecting any Borrower before or by any Governmental Authority. There is no suit, action, claim, investigation inquiry, proceeding or demand pending (or, to any Borrower's best knowledge, threatened) which affects (i) any material Property of any Borrower (including, without limitation, any which challenges or otherwise pertains to its title to any material Property) which could reasonably be expected to have a Material Adverse Effect or (ii) the validity or enforceability of any Loan Documents.

          7.4. DEFAULT.  No Borrower is in default under or in violation of
(i) the provisions of any instrument evidencing any Debt or of any agreement relating thereto; or (ii) any judgment, order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority, which default or violation could reasonably be expected to have a Material Adverse Effect. There is in effect no waiver or waivers with respect to any loan agreement, indenture, mortgage, security agreement, lease or other agreement or obligation to which any Borrower is a party which is limited as to duration or is subject to the fulfillment of any condition.

          7.5. TITLE TO PROPERTIES. Each Borrower has good, sufficient and legal title to, or valid leasehold interest in, its Properties, subject to no Liens except those permitted in Section 10.2.

          7.6. PAYMENT OF TAXES. Each Borrower has filed all material tax returns, statements and reports required to be filed and has paid or made adequate provision in accordance with GAAP for the payment of all taxes and governmental charges shown thereby to be owing. No Borrower is aware of any pending investigation by any taxing authority or of any claims by any Governmental Authority for any unpaid taxes in excess of those already paid which is not being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have not been created.

          7.7. CONFLICTING OR ADVERSE AGREEMENTS OR RESTRICTIONS. No Borrower is a party to any contract or agreement or subject to any restriction which could reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery of the Loan Documents nor the consummation of the transactions contemplated thereby nor fulfillment of and compliance with the respective terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation or imposition of any Lien on any of the Property of any Borrower pursuant to, (a) the charter or bylaws of any Borrower; (b) any Law or any regulation of any Governmental Authority; (c) any order, writ, injunction or decree of any court; or (d) the terms, conditions or provisions of any contract or agreement to which any Borrower is a party or by which it is bound or to which it is subject other than such conflicts or breaches which could not reasonably be expected to have a Material Adverse Effect.

          7.8. AUTHORIZATION, VALIDITY, ETC. Each Borrower has the power and authority to make, execute, deliver and carry out the Loan Documents and the transactions contemplated therein and to perform its obligations thereunder and all such action has been duly authorized by all necessary proceedings on its part. The Loan Documents have been duly and validly executed and delivered by each Borrower and constitute valid and legally binding agreements of the Borrowers enforceable in accordance with their respective terms, except as limited by Debtor Laws.

          7.9. INVESTMENT COMPANY ACT NOT APPLICABLE. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.10. PUBLIC UTILITY HOLDING COMPANY ACT NOT APPLICABLE. No Borrower is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", or a "public utility", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          7.11. REGULATIONS G, T, U AND X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Debt which was originally incurred to purchase or carry any such Margin Stock; (c) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T, U or X; or (d) to acquire any security of any Person who is subject to Sections 13 and 14 of the Securities Exchange Act. No Borrower nor any Person acting on behalf of any Borrower, has taken or will take any action which might cause any Loan Document to violate Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System.

          7.12. ERISA. With respect to any employee benefit plan maintained in whole or in part for the benefit of employees of any Borrower ("Plan") that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations issued pursuant to ERISA, such Borrower is in compliance in all material respects with the applicable provisions of ERISA; no Plan or related trust maintained by any Borrower has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA or
Section 412 of the Code; no Reportable Event as defined in Section 4043(b) of ERISA that requires notification of the Pension Benefit Guaranty Corporation ("PBGC") has occurred with respect to any Plan; and no provision of this Agreement will result in a reportable event or violation of ERISA.

          7.13. ACCURACY OF INFORMATION. All information heretofore or contemporaneously furnished by or on behalf of any Borrower in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such information hereafter furnished by or on behalf of any Borrower in writing to the Agent or any Bank will be, (a) true and accurate in all material respects on the date as of which such information is dated or certified and (b) taken as a whole with all such written information provided to the Agent or any Bank, not incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided. There is no fact known to any Borrower which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other written documents, information or certificates furnished to the Agent and the Banks for use in connection with the transactions contemplated hereby.

          7.14. APPROVALS, FRANCHISES, LICENSES, ETC. Each Borrower owns or has obtained, and is operating in compliance in all material respects with, all the consents, authorizations, filings, registrations, approvals, licenses, permits, certificates of authority, leases, patents, trademarks, service marks, trade names, copyrights, franchises and licenses, Governmental Requirements, Governmental Approvals, and rights with respect thereto, required or necessary (i) in connection with the conduct of its business as presently conducted or as proposed to be conducted and (ii) for the valid execution, delivery or performance by it of any Loan Document to which it is a party, and for the validity or enforceability thereof. All applicable waiting periods, if any, relating to any such required Governmental Approvals have expired without any adverse action.

          7.15. LINE OF BUSINESS. The Borrowers' sole line of business is new and used automotive retailing and parts and service related thereto and related financing activities.

          7.16. SOLVENCY. Upon giving effect to the issuance of the Notes and the execution of the Loan Documents by the Borrowers, the following are true and correct:

          (a) The fair saleable value of the assets of all Borrowers exceeds the amount that will be required to be paid on, or in respect of, the existing debts and other liabilities (including, without limitation, pending or overtly threatened litigation in amounts in excess of effective insurance coverage and all other contingent liabilities) of Borrowers as they mature.

          (b) The assets of each Borrower do not constitute unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs, taking into account the particular capital requirements of the business conducted by it, and projected capital requirements and capital availability thereof.

          (c) Each Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and of amounts to be payable on or in respect of debt of such Borrower).

          7.17. MATERIAL CONTRACTS. Attached hereto as SCHEDULE 7.17 is a complete list, as of the date hereof, of all Material Contracts of the Borrowers (including, without limitation, the existing Franchise Agreements and existing Floor Plan Financings), other than the Loan Documents. All of the Material Contracts are in full force and effect and constitute legal, valid and binding agreements of the Borrower thereto. No event has occurred and no condition exists which constitutes a material default under any Material Contract, whether or not waived, or would, with the passage of time, the giving of notice or both, constitute a material default thereunder, or which could permit the revocation or termination of any Material Contract. No Borrower has assigned or granted any Person any interest in any Material Contract or any right arising from any Material Contract. None of the Material Contracts prohibit, or are violated by, the transactions contemplated under the Loan Documents. The Parent has heretofore delivered to the Agent a complete and current copy of all such Material Contracts requested by the Agent (as identified on SCHEDULE 7.17), including any modifications or supplements thereto, as in effect on the date hereof.

          7.18. INDEBTEDNESS. Attached hereto as SCHEDULE 7.18 is a complete list, as of the date hereof, of all agreements or instruments evidencing Debt of the Borrowers (other than the Loan Documents). The Debt of the Borrowers under this Agreement and the Notes ranks not less than equally and ratably with the Debt of the Borrowers under all other instruments evidencing Debt of the Borrowers.

          7.19. INVESTMENTS. Except as disclosed on SCHEDULE 7.19 attached hereto, as of the date hereof, the Borrowers have not made any Investments.

          7.20. INSURANCE. Each insurance policy currently owned or held by any Borrower is (a) with an insurance company rated acceptably to the Agent or otherwise acceptable to the Agent (b) in full force and effect, and
(c) a valid, outstanding and enforceable policy. The insurance policies currently owned or held by the Borrowers collectively (a) insure against all risks of the kinds customarily insured against and in amounts customarily carried by entities in the same or similar type and size of business and owning similar property in the same general area situated similarly to the Borrowers, (b) provide adequate coverage for the assets, properties, and business of the Borrowers, and (c) are described in SCHEDULE 7.20.

          7.21. COMPLIANCE WITH LAWS. The business and operations of each Borrower as conducted at all times have been and are in compliance in all material respects with all applicable Laws.

          7.22. HAZARDOUS SUBSTANCES. (A) No Borrower has generated, stored, used, treated, disposed of or otherwise handled any Hazardous Substance (as used herein "Hazardous Substance" means any substance which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance regulated by any applicable local, state or federal law or regulation, whether currently in existence or hereafter promulgated, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 6901 ET SEQ., and regulations promulgated thereunder, and the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 ET SEQ., and regulations promulgated thereunder (collectively, the "Environmental Laws"), and includes also, without limitation, raw materials, building components, the products of any manufacturing activities, wastes, petroleum, and source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended, 42 U.S.C. Sections 3011 ET SEQ.), excluding only such customary amounts of Hazardous Substances as may be commonly and lawfully generated, stored, used, treated, disposed of, or otherwise handled or located on or at any facility or other property used in the same or similar business or businesses as the affected facility or facilities or other property owned, leased or operated by the Borrower ("Permissible Amounts"); (b) no Borrower, after due investigation, has knowledge of the generation, storage, use, treatment, disposal, or release into the environment of any Hazardous Substance by any other Person on or from any facility or other property owned, leased or operated by any Borrower other than in Permissible Amounts; (c) no Hazardous Substance in excess of Permissible Amounts is presently located on any facility or other property owned, leased or operated by any Borrower; (d) no property owned, leased or operated by any Borrower has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency ("EPA"), or on any other list developed or maintained by any federal state or local governmental entity and purporting to identify properties posing the threat of pollution or contamination due to the presence of any Hazardous Substance and no Borrower has been identified by the EPA or any federal, state or local governmental entity as a potentially responsible party for environmental cleanup obligations with respect to any property, site or facility; and (e) all activities, operations and conditions at or on any facility or other property owned, leased, or operated by each Borrower are in substantial compliance with all Environmental Laws except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

          7.23. CAPITAL STRUCTURE.

          (a) As of the Closing Date, the authorized and issued shares of each class of Capital Stock of the Parent are as set forth in SCHEDULE 7.23. All of the issued and outstanding shares of Capital Stock of the Parent are validly issued, fully paid and non-assessable.

          (b) As of the Closing Date, the authorized and outstanding shares of each class of Capital Stock of each Subsidiary of the Parent are as set forth on SCHEDULE 7.23. All of the issued and outstanding shares of Capital Stock of each Subsidiary of the Parent are validly issued, fully paid and non-assessable and owned of record and beneficially by the Person(s) indicated on SCHEDULE 7.23. Such Person has good title to all of the shares of Capital Stock it owns each Subsidiary of the Parent, free and clear in each case of any Lien.

          (c) Except as disclosed in SCHEDULE 7.23, as of the Closing Date, there are no securities outstanding of the type prohibited by Section 10.21, nor is any Borrower a party to an agreement to issue any such securities.

          (d) As of the Closing Date, no Borrower has any partnership or joint venture interests in any other Person except as set forth in SCHEDULE 7.23.

          (e) Except for the Subsidiary described in SECTION 7.23 or as otherwise notified to the Agent pursuant to Section 9.9, no Borrower has any other Subsidiaries.

          7.24. LABOR RELATIONS. As of the Closing Date there does not exist any current or threatened strike or walkout or any other labor dispute to which the Parent or any of its Subsidiaries is a party or any pending or threatened unfair labor practice complaints which could reasonably be expected to have a Material Adverse Effect.

     8.   CONDITIONS.

          8.1. CONDITIONS TO EFFECTIVENESS OF AGREEMENT. THE EFFECTIVENESS OF THIS AGREEMENT IS SUBJECT TO THE FOLLOWING CONDITIONS:

          (a) APPROVALS. Prior to the Closing Date, the Borrowers shall have obtained all orders, approvals or consents of all Persons required for the execution, delivery and performance by the Borrowers of each Loan Document to which it is a party.

          (b) COMPLIANCE WITH LAW. The business and operations of the Borrowers as conducted at all times relevant to the transactions contemplated by this Agreement to and including the close of business on the Closing Date shall have been and shall be in compliance (other than any failure to be in compliance that does not result in a Material Adverse Effect) with all applicable Laws. No Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or, to the best knowledge of any Borrower, threatened, which in the judgment of the Banks would enjoin, prohibit or restrain the transactions contemplated by the Loan Documents or have a Material Adverse Effect.

          (c) FINANCIAL STATEMENTS. On the Closing Date, the Agent shall have received a certificate dated the Closing Date of the Chief Financial Officer of the Parent (with a copy thereof for each Bank) certifying that the consolidated financial position of the Parent as of the Closing Date is not materially different from that presented in the most recent balance sheet of the Parent identified in Section 7.2 and attached to such certificate.

          (d) INSURANCE. On the Closing Date, the Agent shall have received all such information as the Agent shall reasonably request concerning the insurance maintained by the Borrowers described in
     Section 9.5 hereof.

          (e) PAYMENT OF FEES AND EXPENSES. Payment of (i) all fees described in Section 5 hereof and (ii) the reasonable expenses of, or incurred by, the Agent and counsel, to the extent billed as of the Closing Date, to and including the Closing Date in connection with the negotiation and closing of the transactions contemplated herein.

          (f)  REQUIRED DOCUMENTS AND CERTIFICATES.  On the Closing
     Date, the Banks shall have received the following, in each case in form, scope and substance satisfactory to the Banks:

                 (i) this Agreement;

                (ii) the Notes;

               (iii) the Pledge Agreements;

                (iv) an Officer's Certificate from the Parent dated as of the Closing Date certifying as to an attached true, correct and complete copy of each Material Contract;

                 (v) an Officer's Certificate from each Borrower dated as of the Closing Date certifying, INTER ALIA, (A) Articles of Incorporation or Bylaws (or equivalent corporate documents), as amended and in effect of such Borrower; (B) resolutions duly adopted by the Board of Directors of such Borrower authorizing the transactions contemplated by the Loan Documents to which it is a party and (C) the incumbency and specimen signatures of the officers of such Borrower executing documents on its behalf;

               (vi) a certificate from the appropriate public official of each jurisdiction in which each Borrower is organized as to the continued existence and good standing of such Borrower;

               (vii) a certificate from the appropriate public official of each jurisdiction in which each Borrower is authorized and qualified to do business as to the due qualification and good standing of such Borrower unless failure is not reasonably likely to have a Material Adverse Effect;

              (viii) a legal opinion in form, substance and scope satisfactory to the Agent from counsel for, and issued upon the express instructions of, the Borrowers;

                (ix) certified copies of Requests for Information of Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name any Borrower (under its present name, any trade names and any previous names) as debtor and which are filed, together with copies of all such financing statements;

                 (x) the Projections prepared with respect to the fiscal quarter in which the Closing Date occurs; and

                (xi) any other documents reasonably requested by the Agent prior to the Closing Date.

          In addition, as of the Closing Date, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel for the Agent and the Banks.

          8.2. CONDITIONS TO EACH LOAN AND LETTER OF CREDIT. The obligation of the Banks to make, continue or convert each Loan or of the Issuing Bank to issue any Letter of Credit is subject to the following conditions:

          (a) REPRESENTATIONS TRUE AND NO DEFAULTS. The Agent shall have received a certificate from the chief financial officer of the Parent certifying that: (i) the representations and warranties of the Borrowers contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date) shall be true and correct in all material respects on and as of the particular Borrowing Date or the applicable Conversion/Continuation Date or on the date of issuance of any Letter of Credit, as the case may be, as though made on and as of such date; (ii) no event has occurred since the date of the most recent financial statements delivered pursuant to Section 9.1(a) (or in the case of a borrowing prior to the delivery of such statements, March 31, 1997), that has caused a Material Adverse Effect; (iii) no Event of Default or Default shall have occurred and be continuing; and (iv) the annual Projections most recently delivered to the Agent remain true and complete, or making any necessary changes to said Projections.

          (b) BORROWING DOCUMENTS. On each Borrowing Date, the Agent shall have received a Notice of Borrowing in respect of the Loans delivered in accordance with Section 2.2.

          (c)  CONVERSION/CONTINUATION DOCUMENTS.  On each
     Conversion/Continuation Date, the Agent shall have received a Notice of Rate Change/Continuation.

          (d) LETTER OF CREDIT DOCUMENTS. On the date of the issuance of any Letter of Credit, the Agent shall have received a Letter of Credit Request, delivered in accordance with Section 2.5.

     9. AFFIRMATIVE COVENANTS. The Borrowers jointly and severally covenant and agree that, so long as any Borrower may borrow hereunder and until payment in full of the Obligations, each Borrower will:

          9.1. FINANCIAL STATEMENTS AND INFORMATION. Deliver to the Agent, with a copy thereof for each Bank:

               (a) as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Parent, a copy of the annual consolidated financial statement of the Parent for such fiscal year containing a balance sheet, statements of income and stockholders' equity and a cash flow statement, all in reasonable detail and certified by Price Waterhouse, LLP or another independent certified public accountant of nationally recognized standing reasonably satisfactory to the Agent, stating that such consolidated financial statements fairly present the consolidated financial position of the Parent as of the date indicated and the results of its operations and changes in financial position for the period indicated in conformity with GAAP applied on a consistent basis and that the audit by such accountants in connection with such financial statements has been made in accordance with United States generally accepted auditing standards. The Parent shall obtain from such accountants and deliver to each Bank at the time said financial statements are delivered the written statement of the accountants that in making the examination necessary to said certification they have obtained no knowledge of any Event of Default or Default, or if such accountants shall have obtained knowledge of any such Event of Default or Default, they shall state the nature and period of existence thereof in such statement; PROVIDED, that such accountants shall not be liable directly or indirectly to the Banks for failure to obtain knowledge of any such Event of Default or Default;

          (b)  as soon as available, and in any event within forty-five
     (45) days after the end of the first three quarterly accounting periods in each fiscal year of the Parent and within sixty (60) days after the end of the fourth accounting period in each fiscal year of the Parent, an unaudited consolidated and consolidating financial report of the Parent as at the end of such quarter and for the period then ended, containing a balance sheet, statements of income and stockholders' equity and a cash flow statement, all in reasonable detail and certified by the chief executive officer, vice president of finance or chief financial officer of the Parent as presenting fairly the consolidated and consolidating financial position of the Parent as of the date indicated and the results of its operations for the period indicated in conformity with GAAP applied on a consistent basis, subject to changes resulting from year-end adjustments and subject to any non-conformity with GAAP as a result of the absence of any footnotes required by GAAP;

          (c) promptly upon receipt thereof, a copy of each internal control letter and reportable conditions memorandum submitted to any Borrower by its independent accountants in connection with any annual, interim or special audit made by them;

          (d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements, notices and reports as any Borrower shall send or make available generally to its securityholders, and copies of all reports and registration statements which any Borrower files with the Securities and Exchange Commission or any other securities exchange;

          (e) promptly upon an Authorized Officer of any Borrower learning thereof, of (i) any strike or walkouts or (ii) any labor dispute to which any Borrower becomes a party, and the expiration or termination of any labor contract to which any Borrower is a party or by which any Borrower is bound or of any negotiations with respect thereto if such labor dispute, expiration, termination or negotiations would have a Material Adverse Effect;

          (f) promptly after becoming available, a copy of each new Material Contract; and

          (g) such additional financial or other information as any Bank may reasonably request.

All financial statements specified in clauses (a) and (b) above shall be furnished with comparative figures for the corresponding period in the preceding year. Together with each delivery of financial statements required by clauses (a) and (b) above and in connection with any Acquisition pursuant to Section 10.23, the Parent will deliver to the Agent a Compliance Certificate in the form of EXHIBIT G attached hereto evidencing its compliance with Section 10.1 and stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Parent has taken or proposes to take with respect thereto. The Banks are authorized to deliver a copy of any financial statement delivered to it to any regulatory body having jurisdiction over it.

          9.2. PROJECTIONS. Together with the delivery of the financial statements identified in Section 9.1(a), the Parent shall prepare and deliver to the Agent the then current Projections.

          9.3. CORPORATE EXISTENCE; TITLE TO PROPERTIES. (i) Maintain its separate corporate existence and remain a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization (which shall be a State of the United States); (A) have the power to own its properties and to carry on its business as now conducted; and (B) remain duly qualified to do business and in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect; (ii) maintain at all times valid title to, or valid leasehold or right-of-way interest, easement or license in, all its Properties free and clear of Liens, other than the Liens permitted by Section 10.2.

          9.4. BOOKS AND RECORDS. Maintain complete and accurate books of record and account in accordance with sound accounting practices in which true, full and correct entries will be made of all its dealings and business affairs.

          9.5. INSURANCE. At all times maintain insurance with insurance companies rated acceptably to the Agent or otherwise acceptable to the Agent, in such amounts and against such risks as are satisfactory to the Agent, including without limitation casualty and liability insurance and, in any event, as would be reasonably prudent for entities in the same or similar type and size of business and owning similar property in the same general area, and furnish to the Agent, not less frequently than annually a certificate of insurance as to the insurance carried. If any Borrower shall at any time or times hereafter fail to obtain or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to such policies, the Agent may, but shall not be obligated to, obtain or cause to be maintained insurance coverage, including the Agent's option, the coverage provided by all or any of the policies of such Borrower and pay all or any part of the premium therefor, without waiving any default by such Borrower, and any sums so disbursed by the Agent shall be additional Loans to the Borrowers by the Banks payable on demand.

          9.6. INSPECTION OF PROPERTY AND RECORDS. Permit any Person designated by the Agent or any Bank, at such Bank's expense and upon reasonable notice, to visit any Borrower and discuss its affairs and finances with its officers or, provided that an authorized officer of the applicable Borrower is present, certified public accountants, all at such times as the Agent or any Bank may reasonably request. In addition, each Borrower will permit any officer or employee of, or agent designated by the Agent upon ten
(10) days prior written notice to the Parent, reasonable notice to have access to, examine and inspect any of the Properties, and copies of books and financial records of such Borrower and to audit and make copies from such Borrower's records, files and books of account in order to verify such Properties, all at such times as the Agent or any Bank may reasonably request.

          9.7. MAINTENANCE OF PROPERTY. Cause its material properties used or useful in its business to be maintained, preserved, protected and kept in good repair, working order and condition and supplied with all necessary equipment and cause to be made all reasonably necessary repairs, renewals and replacements thereof, all in the reasonable judgment of the parent as may be reasonably necessary so that the business carried on in connection therewith may be conducted properly and efficiently.

          9.8. NOTICE OF CERTAIN MATTERS. Notify the Agent promptly upon acquiring knowledge of the occurrence of any of the following events: (a) (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower or any Property of any of them (including, without limitation, any action, suit or proceeding for the purpose of revoking a Franchise Agreement), or
(ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, (b) the occurrence of any event which might reasonably be expected to have a Material Adverse Effect; (c) the occurrence of any Event of Default or any Default; (d) any claim against any Borrower to collect any account payable in excess of $250,000; (e) the occurrence of any Reportable Event that requires notification of the PBGC by any Borrower pursuant to ERISA and regulations thereunder; and (f) any report, citation, notice demand or other written or oral communication, to or from any governmental agency or entity empowered to enforce, investigate, or oversee compliance with any Environmental Law concerning any potential violation of any Environmental Law by any Borrower or concerning potential responsibility for environmental cleanup obligations of any Borrower. Each Borrower will maintain its chief executive office and administrative offices in the United States and the Parent will notify the Agent in writing at least thirty (30) days prior to the date that any Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

          9.9. FUTURE SUBSIDIARIES. Promptly upon the acquisition, formation or creation of any Subsidiary of any Borrower, the Parent shall:

          (a) unless such action is contractually prohibited by the applicable Franchise Agreement (and in such event, the Parent agrees that it shall request the removal of such restriction), cause the Borrower owning all of the outstanding capital stock of such Subsidiary to execute and deliver, to the Agent on behalf of the Banks an agreement, substantially similar to the Pledge Agreement, with such changes, as shall be necessary in the circumstances, pursuant to which all of the outstanding capital stock of such Subsidiary shall be pledged to the Agent on behalf of the Banks, together with any certificates representing all shares of such stock so pledged and for each such certificate a stock power executed in blank;

          (b) cause the Borrowers, together with such new Subsidiary as a co-Borrower, to execute and deliver a new Note in exchange for the then existing Note;

          (c) deliver or cause to be delivered to the Agent on behalf of the Banks all agreements, documents, instruments and other writings described in Sections 8.1(f)(v) through (ix) with respect to such Subsidiary;

          (d) cause such Borrower to execute and deliver a Joinder Agreement substantially in the form of EXHIBIT I attached hereto; and

          (e) deliver or cause to be delivered to the Agent on behalf of the Banks all such information regarding the condition (financial or otherwise), business and operations of such Subsidiary as the Agent or any Bank through the Agent may reasonably request.

          It is hereby agreed that neither Performance Nissan, Inc. nor Performance Dodge, Inc. shall be a "Borrower" or "Subsidiary" under the Loan Documents; PROVIDED HOWEVER, if the Parent has not sold 100% of its ownership interest in any such Person by August 15, 1997, such Person shall at such time become a "Borrower" and "Subsidiary" hereunder, subject to this Section 9.9.

          9.10. MATERIAL CONTRACTS. Timely and diligently pursue the enforcement of each material covenant or obligation of each other party to each Material Contract. The Parent will promptly notify the Agent in writing of any material default under any Material Contract or any revocation, termination, cancellation or expiration thereof, specifying the nature and period of existence thereof and what action the Borrowers are taking or proposes to take with respect thereto. Promptly upon becoming available, the Parent shall deliver to the Agent copies of all notices and other documents received by any Borrower that describe any event which would materially and adversely affect (i) the condition (financial or otherwise), operations, business, or properties of any Borrower or the ability of any Borrower to perform timely its obligations under any Material Contract or any Loan Document, or (ii) the ability of any other party to any Material Contract to perform timely its obligations under any Material Contract to which it is a party. The Parent shall promptly inform the Agent of any proposed modification or amendment to any Material Contract and provide to the Agent copies of any such proposed amendment or modification. Within ten (10) Business Days of its receipt of any such proposed amendment, the Agent shall notify the Parent of the Majority Banks' consent or objection thereto. The Parent will promptly inform the Agent of any adopted material modification or amendment to any other Material Contract and provide to the Agent copies thereof.

          9.11. PATENTS, TRADEMARKS AND LICENSES. Maintain all assets, licenses, patents, copyrights, trademarks, service marks, trade names, permits and other Governmental Approvals necessary to conduct its business.

          9.12. TAXES; OBLIGATIONS. Pay and discharge before they become delinquent, all taxes, assessments, and governmental charges or levies imposed upon any Borrower or upon the income or any Property of any Borrower as well as all material claims and obligations of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Property of any Borrower, except where being currently contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrowers and subject to the establishment of adequate reserves in accordance with GAAP.

          9.13. HAZARDOUS SUBSTANCES. (a) All activities, operations and conditions at or on any facility or other property now or hereafter owned, leased or operated by any Borrower shall be conducted and maintained in substantial compliance with all Environmental Laws. The Borrowers shall perform or have performed at their expense such environmental investigations, audits, surveys, or tests as the Banks may from time to time reasonably require. Upon discovery of any Hazardous Substance at or on any facility or other property now or hereafter owned, leased, or operated by any Borrower in excess of Permissible Amounts, or upon discovery of the release of any Hazardous Substance into the environment from any such facility or property in excess of Permissible Amounts, the Parent shall promptly notify the Agent thereof. The Borrowers shall promptly take all actions necessary (i) to comply with laws requiring notification of government agencies concerning such discovered or released Hazardous Substances, (ii) to remedy or correct the condition, including, without limitation, any resulting environmental contamination, and (iii) to remove from the facility or other property all such discovered or released Hazardous Substances in excess of Permissible Amounts. The Borrowers shall handle and dispose of such substance in accordance with Environmental Laws. The Borrowers shall take any and all actions necessary to obtain reimbursement or compensation from any Person responsible for the presence or release of such Hazardous Substances. The Banks shall be subrogated to the Borrowers' rights in all such claims.

          (b) Upon ten (10) days prior written notice from the Agent to the Parent, the Banks or their respective agents shall have the right to enter and inspect the condition of any facility or other property owned, leased, or operated by any Borrower at any time and, in the event the Majority Banks in good faith reasonably believe that there is reason to believe that a Borrower may be in default of its obligations under Sections 7.22, 9.13 or 10.19, to conduct such inspection, testing, environmental audit and/or other procedures as the Banks believe are reasonably necessary to determine current compliance with the covenants and representations contained in this Section and in Sections 7.22 and 10.19.

          9.14. MANAGEMENT. Maintain in the positions of chief executive officer and chief financial officer of Parent persons of demonstrated skill and experience in the duties of such position, and, in the event that any person holding such a position leaves the employ of or otherwise ceases to hold such a position with the Parent, the Parent shall promptly notify the Agent of such vacancy and shall, immediately upon employing a replacement, and in no event later than five (5) Business Days thereafter, so notify the Agent.

          10. NEGATIVE COVENANTS. So long as any Borrower may borrow hereunder and until payment in full of the Obligations:

               10.1.  FINANCIAL COVENANTS.

               (a) MINIMUM NET WORTH. The Parent shall not allow the Stockholders' Equity as of the last day of any fiscal quarter to be less than an amount equal to the sum of (i) 90% of the Stockholders' Equity as of March 31, 1997 Plus (ii) 75% of its positive Consolidated Net

Income from December 31, 1996 through the determination date plus (iii) 100% of the net proceeds (cash or non-cash) received by the Parent from the issuance of any Capital Stock on or after march 31, 1997; PROVIDED, HOWEVER, that such amount shall be reduced by an amount not to exceed $9,500,000 if the Parent sells Performance Dodge and Performance Nissan in exchange for treasury stock.

          (b) LEVERAGE RATIO. The Parent shall not permit the Leverage Ratio to exceed (i) 2.75 to 1.00 for periods ending prior to or on December 31, 1998 and (ii) 2.50 to 1.00 thereafter, determined in each case on the last day of each fiscal quarterly period for the four fiscal quarters ended on such date. The Parent shall furnish to the Agent supporting calculations for Pro Forma Consolidated EBITDA and such other information as the Agent may reasonably request to determine the accuracy of such calculation, including, without limitation, audited financial statements of any Acquisition Target for the periods to be included in the computation period.

          (c) FIXED CHARGE COVERAGE RATIO. The Parent shall not permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00, determined on the last day of each fiscal quarterly period for the four fiscal quarters ended on such date.

          (d) INTEREST COVERAGE RATIO. The Parent shall not permit its Interest Coverage Ratio to be less than 3.0 to 1.00, determined on the last day of each fiscal quarterly period for the four fiscal quarters ended on such date.

          (e) CONSOLIDATED WORKING CAPITAL. The Parent shall not permit Consolidated Working Capital to be less than $0 as of the last day of any fiscal quarter.

          (f) CAPITAL EXPENDITURES. The Parent shall not permit cash Capital Expenditures for tangible personal property and intangible personal property to exceed $3 million, determined in each case on the last day of each fiscal quarterly period for the four fiscal quarters ended on such date, PROVIDED that any Capital Expenditure which would constitute an Acquisition shall be governed by Section 10.23 hereof in lieu of this Section 10.2.

          10.2. LIENS. No Borrower shall create or permit to exist any Lien (including the charge upon assets purchased under a conditional sales agreement, purchase money mortgage, security agreement or other title retention agreement) upon any of its Properties, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or own or acquire or agree to acquire Property of any kind subject to any Lien, except (i) Permitted Liens, (ii) subject to the prior written consent of the Majority Banks, Liens securing Debt permitted by Section 10.3(iv) and Section 10.3(viii), (iii) Liens on vehicle inventory securing Debt permitted by Section 10.3(vi), (iv) Liens created pursuant to the Pledge Agreements, (v) Liens disclosed in SCHEDULE 10.2, and (vi) Liens on the assets of Douglas Toyota, Inc. and Toyota West Sales & Service, Inc. Securing

Debt permitted pursuant to Section 10.3(ix); provided that any Lien permitted by subclauses (ii), (v) and (vi) shall not (A) extend to any other property nor (B) extend beyond the debt originally secured thereby.

          10.3. DEBT. No Borrower shall, directly or indirectly, create, assume, incur or permit to exist or otherwise become or be liable in respect of any Debt, except: (i) Debt set forth on SCHEDULE 7.18, PROVIDED that such Debt is not increased or assigned AND FURTHER PROVIDED that such debt is not renewed, extended or permitted to remain outstanding after the stated maturity thereof at any time when a default under the documents creating such debt exists or during the existence of a Default or Event of Default; (ii) the Obligations, (iii) trade accounts payable incurred in the ordinary course of business; (iv) subject to the prior written consent of the Majority Banks, pre-existing secured Debt of acquired Persons which become Subsidiaries after December 31, 1996 provided (A) that such Debt was not incurred in contemplation of such acquisition, and (B) such Liens encumber only Property of the Person so acquired, (v) unsecured subordinated Debt on terms and conditions acceptable to the Banks, (vi) Debt related to the Floor Plan Financings, which may be secured by vehicle inventory, (vii) additional unsecured Debt in an aggregate amount not to exceed $10,000,000, (viii) subject to the prior written consent of the Majority Banks, secured Debt related to real estate financings, and (ix) Debt of Douglas Toyota, Inc. related to real estate financings, not to exceed $9,000,000 and Debt of Toyota West Sales & Service, Inc. related to real estate financings, not to exceed $13,000,000. Notwithstanding the foregoing, no Debt permitted under subclauses (iii) through (ix) shall be incurred, created or assumed unless prior to such incurrence, creation or assumption and after giving effect thereto, no Default or Event of Default has or will have occurred and be continuing.

          10.4 ASSET DISPOSITIONS. No Borrower will (i) sell, transfer, lease or otherwise dispose of any assets of any Borrower except: (i) assets sold, transferred or otherwise disposed of in the ordinary course of business, including obsolete assets and (ii) other assets sold, transferred, leased or otherwise disposed of in any year provided that the Fair Market Value of all such dispositions (on a consolidated basis) is less than the lesser of (a) 10% of the Consolidated Tangible Assets of the Parent (determined as of the beginning of such year) or (b) $5 million, PROVIDED, HOWEVER, that the Parent may at any time prior to September 30, 1997 sell Performance Nissan and/or Performance Dodge provided that no Default or Event of Default exists or would be created after giving effect to such transaction.

          10.5. MERGER, CONSOLIDATION. No Borrower shall merge or consolidate with any other Person unless the Parent or another Borrower (if Parent not a party) is the surviving corporation and no Default or Event of Default shall exist or be created thereby, PROVIDED FURTHER that any such merger or consolidation which is an Acquisition shall also be subject to
Section 10.23.

          10.6. SUPPLY AND PURCHASE CONTRACTS. No Borrower shall enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment by it shall be made regardless of whether or not delivery is ever tendered of such materials, supplies and other property or services.

          10.7. DISCOUNT OR SALE OF RECEIVABLES. No Borrower shall discount or sell any of its notes receivable, receivables under leases or other accounts receivable, except in the ordinary course of business.

          10.8. CHANGE IN ACCOUNTING METHOD. No Borrower shall make any change in the method of computing depreciation for either tax or book purposes or any other material change in accounting method without the Majority Banks' prior written approval which shall not be unreasonably withheld, except for any changes required by GAAP or applicable Law.

          10.9. RESTRICTED PAYMENTS, INVESTMENTS. No Borrower shall pay or declare any Dividend Payment or purchase, redeem or otherwise acquire, directly or indirectly, any of the Capital Stock or similar equity interests of any Borrower, or any warrant or option to purchase any of such Capital
Stock or similar equity interests (other than any dividend from any Subsidiary to the Parent) (all of the foregoing being herein called
"Restricted Payments"), or make or have outstanding, directly or indirectly, any Investment (other than Permitted Investments) unless in each case immediately after giving effect thereto (i) no Default or Event of Default has occurred or would result therefrom, (ii) the Leverage Ratio shall be less than 2.00 to 1.00, and (iii) the aggregate of such Restricted Payments and Investments would not exceed thirty-three and one-third percent (33.3%) of Consolidated Net Income since December 31, 1996; PROVIDED, any Investment which is an Acquisition shall also be subject to Section 10.23. Notwithstanding the foregoing, the Parent may at any time prior to September 30, 1997 redeem equity interests as consideration for the sale of Performance Nissan and/or Performance Dodge provided that no Default or Event of Default exists or would be created after giving effect to such transaction.

          10.10. CHANGE IN FISCAL YEAR. No Borrower shall change its fiscal year.

          10.11. NATURE OF BUSINESS. The Borrowers shall not change their line of business from that described in Section 7.15 or enter into any business which is substantially different from the business in which they are presently engaged.

          10.12. TRANSACTIONS WITH RELATED PARTIES. Except for the existing wholesale deposit arrangement with dealers, whereby officers, directors and employees of any Borrower may place deposits with dealers, no Borrower will, directly or indirectly, engage in any transaction with any Affiliate or any shareholder, officer or director of any Borrower or of any Affiliate, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrowers and upon fair and reasonable terms that are not less favorable to the Borrowers than those which might be obtained in an arm's-length transaction at the time from wholly independent and unrelated sources.

          10.13. STOCK OF SUBSIDIARIES. Except as permitted by Section 10.5, No Borrower shall sell, transfer or otherwise dispose of any ownership interest in any subsidiary. the parent shall not fail to own and control, directly or indirectly, 100% of the Capital Stock of each Subsidiary thereof.

          10.14. REGULATIONS G, T, U AND X. No Borrower will take or permit any action which would involve the Agent or the Banks in a violation of Regulation G, Regulation T, Regulation U, Regulation X or any other Regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act OF 1934, in each case as now or hereafter in effect.

          10.15. STATUS UNDER CERTAIN LAWS.  No Borrower shall:

          (i) Be or become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (ii) Be or become a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          10.16. CHARTER DOCUMENTS. No Borrower will modify or amend its charter documents if such amendment or modification could reasonably be expected to have a Material Adverse Effect.

          10.17. MATERIAL CONTRACTS. No Borrower will cause, or suffer to exist, any termination, revocation, or cancellation of, or material default under, any Material Contract, regardless of cause, or cause, or suffer to exist, any Material Contract to not be in full force and effect or not constitute the legal, valid and binding obligations of the parties thereto, or assign or grant to a Person any right or interest arising therefrom and will not, without the prior written consent of the Majority Banks, materially modify or amend any Material Contract; provided that the Borrower may terminate a Floor Plan Financing in accordance with its terms.

          10.18. COMPLIANCE WITH LAWS. No Borrower will fail to comply in all material respect with all Laws.

          10.19. HAZARDOUS SUBSTANCES. No Borrower shall allow any Hazardous Substance in excess of Permissible Amounts to be brought onto, generated, stored, used, treated, disposed of, transported over, or otherwise handled or located at any facility or other property owned, leased or operated by it.

          10.20. AMENDMENT TO FLOOR PLAN FINANCINGS. The Parent will not, nor will it permit any Subsidiary to, amend the provisions of any Floor Plan Financing existing on the Closing Date in a manner that would make the terms of such Floor Plan Financing materially more restrictive than as approved on Closing Date, nor will the Parent enter into, or permit any Subsidiary to enter into, any future Floor Plan Financing with terms materially more restrictive than those Floor Plan Financings approved on the Closing Date.

          10.21. ISSUANCE AND DISPOSITION OF SHARES. The Parent will not, and will not permit any Subsidiary to, issue, sell or otherwise dispose of
(i) except as permitted by Section 10.5, any shares of any Capital Stock of any Subsidiary; PROVIDED, HOWEVER, that the Parent may at any time prior to September 30, 1997 sell Performance Nissan and/or Performance Dodge provided that no Default or Event of Default exists or would be created after giving effect to such transaction or (ii) equity securities, or rights, warrants or options which by their terms require the Parent or any Subsidiary to purchase or acquire any shares or equity securities, or otherwise purchase redeem or otherwise acquire any shares or equity securities of the Parent or any Subsidiary, other than with respect to Preferred Stock of the Parent which is not by its terms required to be redeemed by the Parent prior to the Maturity Date. The Parent shall not, and shall not permit any Subsidiary to issue, sell or otherwise dispose of securities that are convertible into or exchangeable for any shares of Capital Stock of any Subsidiary of the Parent, or any rights to subscribe for or purchase, or any options or warrants for the purchase of, or enter into any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of any Subsidiary of the Parent or any securities convertible into or exchangeable for any such shares.

          10.22. RESTRICTIVE AGREEMENTS. Anything herein or any other Loan Document to the contrary notwithstanding, no Borrower will enter into, create or otherwise allow to exist without waiver any agreement or restriction that
(i) prohibits or restricts the creation or assumption of any Lien upon any Property of any Borrower in favor of the Agent and the Banks, (ii) prohibits or restricts any Subsidiary from complying with Section 9.9 hereof, (iii) requires any obligation of any Borrower to be secured by any Property of any Borrower if any obligation of any Borrower to the Agent or Banks is secured in favor of another Person, including without limitation any Bank, or (iv) prohibits or restricts the ability of (A) any Borrower (1) to pay dividends or make other distributions or contributions or advances to the Parent or any Subsidiary, (2) to repay loans and other indebtedness owing by it to the Parent or any Subsidiary, (3) to redeem equity interests held by it by Parent or any Subsidiary, or (4) to transfer any of its assets to the Parent or any Subsidiary, or (B) the Parent or any Subsidiary to make any payments required or permitted under the Loan Documents or otherwise prohibit or restrict compliance by the Parent and the Subsidiaries thereunder.

          10.23. ACQUISITIONS. Without the prior written consent of the Majority Banks, the Parent will not, and will not permit any Subsidiary to, acquire by purchase, merger or consolidation (a) the power to direct or cause the direction of the management and policies of any other Person (the "Acquisition Target"), directly or indirectly, whether through the ownership of voting securities or by contract or otherwise or (b) more than 20% of the Capital

Stock or other equity interest of any such other Person or all or substantially all of the assets or Properties of any such other Person (the events described in clauses (a) and (b) of this Section 10.23 herein referred to as "Acquisitions"), except that the Parent or any Subsidiary may make such Acquisitions if:

          (i) (A) the aggregate cash consideration paid for any such Acquisitions plus any assumed Debt (excluding any related Floor Plan Financings), together with the aggregate cash consideration and assumed Debt (excluding any related Floor Plan Financings) related to all other Acquisitions during the preceding four-quarter period, does not exceed an amount equal to $60,000,000 and (B) the aggregate cash consideration paid for any single Acquisition plus any assumed Debt (excluding any related Floor Plan Financings) does not exceed $15,000,000; and

          (ii) prior to and immediately after making such Acquisition, no Default or Event of Default has occurred and is continuing or would exist;

PROVIDED, HOWEVER, that the proposed Acquisitions of Sahara Nissan, Inc. and JRJ Investments, Inc. shall not be subject to Section 10.23(i).

     11. EVENTS OF DEFAULT; REMEDIES. If any of the following events shall occur, then the Agent shall at the request, or may with the consent, of the Majority Banks, (i) by notice to the Parent, declare the Commitment of each Bank and the several obligations of each Bank to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Notes and all interest accrued and unpaid thereon, the Unpaid Drawings and all other amounts payable under the Notes and this Agreement, to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrowers,
(iii) terminate any Letter of Credit providing for such termination by sending a notice of termination as provided therein and (iv) direct the Borrowers to take any action required by Section 11.13; PROVIDED, HOWEVER, that with respect to any Event of Default described in Section 11.6 or 11.7 hereof, (A) the Commitment of each Bank and the several obligations of each Bank to make Loans hereunder shall automatically be terminated and (B) the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, the Unpaid Drawings and all such other amounts payable under the Notes and this Agreement, shall automatically become immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrowers.

          11.1. FAILURE TO PAY PRINCIPAL. The Borrowers do not pay, repay or prepay any principal on any Note when due; or

          11.2. FAILURE TO PAY OTHER AMOUNTS. The Borrowers do not pay any other obligation or amount payable under this Agreement, the Notes or the other Loan Documents when due and such default shall continue unremedied for five (5) days; or

          11.3. DEFAULT UNDER OTHER DEBT. (e)(i) any Borrower shall fail to pay any principal of, premium or interest on or any other amount payable in respect of Debt of such Person, aggregating for all such Debt of the Borrowers, at least $1,000,000 (excluding Debt represented by the Notes) when the same becomes due and payable (whether at scheduled maturity, or by required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness (whether or not such acceleration occurs); or (iii) any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

          11.4. MISREPRESENTATION OR BREACH OF WARRANTY. Any representation, warranty or statement made by or on behalf of any Borrower or any officer thereof herein or in any other Loan Document or in any certificate, document or instrument otherwise furnished to the Agent or the Banks in connection with this Agreement shall be incorrect, false or misleading in any material respect when made or when deemed made; or

          11.5.  VIOLATION OF COVENANTS.

          (i) Any Borrower violates any covenant, agreement or condition contained in Article 10 or Sections 9.3, 9.5, 9.6, 9.8 and 9.9; or

          (ii) Any Borrower violates any other covenant, agreement or condition contained herein or in any other Loan Document and such default shall continue unremedied for thirty (30) days after the earlier of (A) any Authorized Officer of any Borrower becomes aware thereof, or (B) written notice thereof having been given by the Agent to the Parent; or

          11.6.  BANKRUPTCY AND OTHER MATTERS.

          (i) Any Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; or

          (ii) An involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief under U.S. Federal
      Bankruptcy Law (or a similar order under other Debtor Law) shall be entered against any Borrower; or

          11.7. DISSOLUTION. Any order is entered in any proceeding against any Borrower decreeing the dissolution, liquidation, winding-up or split-up of any Borrower; or

          11.8. JUDGMENT. (i) Any final judgment, decree or order, or judgments, decrees or orders in the aggregate, for the payment of money in excess of $1,000,000 or (ii) the issuance of any writ of attachment on any of its assets if the aggregate of all such writs outstanding at any one time is greater than $1,000,000 shall be rendered against any Borrower, and, in either case, the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, released, bonded or vacated; or

          11.9. NULLITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Affiliate thereof, or any Borrower shall deny that it has any or any further liability or obligations under any Loan Document to which it is a party; or

          11.10. CHANGE OF CONTROL.  A Change of Control shall have occurred;
or

          11.11. ERISA. Any Reportable Event that requires notification of the PBGC and which might constitute grounds for the termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing 60 days after written notice to such effect shall have been given to the Parent by the Agent, or any such Plan shall be terminated, or a trustee shall be appointed by an appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan.

          11.12. OTHER REMEDIES. In addition to and cumulative of any rights or remedies expressly provided for in this Section 11, if any one or more Events of Default shall have occurred, the Agent shall at the request, and may with the consent, of the Majority Banks proceed to protect and enforce the rights of the Banks hereunder by any appropriate proceedings as the Agent may elect. The Agent shall at the request, and may with the consent, of the Majority Banks also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or by enforcing the payment of the Notes or by enforcing any other legal or equitable right provided under this Agreement or the other Loan Documents or otherwise existing under any Law in favor of the holder of the Notes. The Agent shall not, however, be under any obligation to marshall any assets in favor of the Borrowers or any other Person or against or in payment of any or all obligations under any Loan Document.

          11.13. COLLATERAL ACCOUNT. The Borrowers hereby agree that in the event of (i) a prepayment in full of the Loans and the termination of the Commitments, or (ii) the occurrence of an Event of Default it shall, if requested by the Agent or the Majority Banks (through the Agent), pay to the Agent an amount in immediately available funds equal to 100% of the then aggregate amount of Letter of Credit Outstandings, which funds shall be held by the Agent in a collateral account to be maintained by the Agent. The Borrowers hereby agree to execute and deliver to the Agent and the Banks such security agreements, pledges or other documents as the Agent or any of the Banks may, from time to time, reasonably require to perfect the pledge, lien and security interest in and to any such funds provided for in this Section
11.13. Upon the payment or expiry of all Letter of Credit Outstandings, all such Collateral shall be released to the Borrowers in due form at Borrowers' cost.

          11.14. REMEDIES CUMULATIVE. No remedy, right or power conferred upon the Banks is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at Law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

     12.  THE AGENT.

          12.1. AUTHORIZATION AND ACTION. Each Bank hereby appoints TCB as its Agent hereunder and irrevocably authorizes the Agent (subject to Section 12.7) to take such action as such Agent on its behalf and to exercise such powers under any Loan Document as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Bank expressly authorizes the Agent to execute, approve, deliver and perform its obligations under each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers, and remedies that such Agent may have thereunder. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act, or to refrain from acting (and shall be fully protected in so acting or refraining from acting as with regard to its relationship with the Banks), upon the instructions of the Majority Banks and such instructions shall be binding upon all the Banks and all holders of any Note; PROVIDED, HOWEVER, that the

Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable Law. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Banks specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Banks against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Banks in the written instructions (with indemnities) described in this Section 12.1; PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks. The Agent shall have no duties or responsibilities except for those expressly stated in this Agreement and the other Loan Documents.

          12.2. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent, as with regard to its relationship with the Banks; (a) may treat the original or any successor holder of any Note as the holder thereof until the Agent receives notice from the Bank which is the payee of such Note concerning the assignment of such Note; (b) may employ and consult with legal counsel (including counsel for the Borrowers), accountants, agents, and other experts selected by it and shall not be liable to any Bank for any action taken, or omitted to be taken, in good faith by it or them in accordance with the advice of such counsel, accountants, agents, or experts received in such consultations and shall not be liable for any negligence or misconduct of any such counsel, accountants, agents, or other experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any opinions, certifications, statements, warranties, or representations made in or in connection with any Loan Document; (d) shall not have any duty to any Bank to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Document or any other instrument or document furnished pursuant thereto or to satisfy itself that all conditions to and requirements for any Loan have been met or that any Borrower is entitled to any Loan or to inspect the property (including the books and records) of any Borrower; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, cable, telex, or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

          12.3. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the nonpayment of principal of or interest hereunder or of any fees) unless the Agent has actually received notice from a Bank or a Borrower specifying such

Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment).

         12.4. AGENT AND AFFILIATES. With respect to its Commitments, any Loan made by it, and the Notes issued to it, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent, in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Affiliates and any Person who may do business with or own securities of any Borrower or such Affiliate, all as if it were not the Agent and without any duty to account therefor to the Banks.

          12.5. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and its decision to enter into the transactions contemplated by the Loan Documents and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower of any Loan Document or to inspect the properties or books of any Borrower. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of any Borrower (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

          12.6. INDEMNIFICATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, WITH RESPECT TO THE BANKS, THE AGENT SHALL BE FULLY JUSTIFIED IN FAILING OR REFUSING TO TAKE ANY ACTION HEREUNDER UNLESS IT SHALL FIRST BE INDEMNIFIED TO ITS SATISFACTION BY THE BANKS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ITS TAKING OR CONTINUING TO TAKE ANY ACTION OR ITS REFRAINING TO TAKE ANY ACTION. EACH BANK AGREES TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS), ACCORDING TO SUCH BANK'S COMMITMENTS, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR (II) THE ENFORCEMENT OF ANY

OF THE TERMS OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 12.6 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON BEING INDEMNIFIED; AND PROVIDED FURTHER THAT IT IS THE INTENTION OF
EACH BANK TO INDEMNIFY THE AGENT AGAINST THE CONSEQUENCES OF THE AGENT'S OWN NEGLIGENCE, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA PERCENTAGE OF ANY
OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, ADMINISTRATION, OR ENFORCEMENT OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, ANY LOAN DOCUMENT, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS.

          12.7. SUCCESSOR AGENT. The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Banks and the Parent and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks or shall have accepted such appointment within ten (10) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After the retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 and Section 13.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            12.8. AGENT'S RELIANCE. The Parent shall notify the Agent in writing of the names of its officers and employees authorized to request a Loan on behalf of the Borrowers and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request a Loan on behalf of the Borrower until the Agent receives written notice from the Parent to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or any Notice of Rate Change/Continuation, and, with respect to any oral request for a Loan, the Agent shall have no duty to verify the identity of any Person representing himself as one of the officers or employees authorized to make such request on behalf of the Borrowers. Neither Agent nor any Bank shall incur any liability to the Borrowers in acting upon any telephonic notice referred to above which the Agent or such Bank believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Borrowers or for otherwise acting in good faith.

     13.  MISCELLANEOUS.

          13.1.  REPRESENTATION BY THE BANKS.   Each Bank represents that it
is the present intention of such Bank, as of the date of its acquisition of the Notes, to acquire the Notes for its account or for the account of its Affiliates, and not with a view to the distribution or sale thereof, and, subject to any applicable Laws, the disposition of such Bank's property shall at all times be within its control. The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred, sold or otherwise disposed of EXCEPT (a) in a registered offering under the Securities Act; (b) pursuant to an exemption from the registration provisions of the Securities Act; or (c) if the Securities Act shall not apply to the Notes or the transactions contemplated by the Loan Documents. Nothing in this Section 13.1 shall affect the characterization of the Loans and the transactions contemplated hereunder as commercial lending transactions.

          13.2. WAIVERS, ETC. No failure or delay on the part of any Bank or the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Borrowers and any Bank or the Agent shall operate as a waiver of any right of any Bank or the Agent. No modification or waiver of any provision of this Agreement, the Notes or any other Loan Document nor consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

          13.3. REIMBURSEMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrowers jointly and severally agree to reimburse the Agent, within ten (10) days after written demand therefor, for its out-of-pocket expenses, including the reasonable fees and expenses of counsel to the Agent, in connection with such transactions, or any of them, or otherwise in connection with this Agreement or any other Loan Document, including, without limitation, the negotiation, preparation, execution, administration, modification and enforcement of this Agreement or any other Loan Document and all fees, including the reasonable fees and expenses of counsel to the Agent, costs and expenses of the Agent in connection with audits, due diligence, transportation, computer, duplication, consultants, search reports, all filing and recording fees, appraisals, insurance, environmental inspection fees, survey fees and escrow fees.
Subject to Section 13.13, within ten (10) days after written demand therefor, the Borrowers jointly and severally agree to pay any and all stamp and other taxes which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, any Note or any other Loan Document, and to save any holder of any Note harmless from any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes. The obligations of the Borrowers under this Section 13.3 shall survive the termination of this Agreement and/or the payment of the Notes.

          13.4.  NOTICES.  All notices and
other communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, couriered, telecopied, telexed, cabled or delivered addressed as follows:

          If to a Borrower, to it at:

          Cross-Continent Auto Retailers, Inc.
          1201 S. Taylor Street
          Amarillo, TX  79105-0750
          Attention: James F. Purser
          Telephone: (806) 374-8653, Ext. 106
          Fax:       (806) 374-3818

          with a copy to:

          Winstead Sechrest & Minick P.C.
          1201 Elm Street, Suite 5400
          Dallas, TX  75270
          Attention: Tom Hughes
          Telephone: (214) 745-5201
          Telefax:   (214) 745-5390

and if to any Bank or the Agent, at its Domestic Lending Office specified opposite its name on SCHEDULE I attached hereto, (with a copy to Baker & Botts, L.L.P., 910 Louisiana, Houston, TX 77002, Attn: Bill Hart, Jr., Telephone: (713) 229-1888, Telefax: (713) 229-1522) or as to the Borrowers, or the Agent, to such other address as shall be designated by such party in a written notice to the other party and, as to each other party, at such other address as shall be designated by such party in a written notice to the Parent and the Agent. All such notices and communications shall, when mailed, delivered by courier, telecopied, telexed, transmitted, or cabled, become effective when three (3) Business Days have elapsed after being deposited in the mail (with first class postage prepaid and addressed as aforesaid), or when confirmed by telex answerback, transmitted to the correct telecopier, or delivered to the courier or the cable company, except that notices and communications from the Borrowers to the Agent shall not be effective until actually received by the Agent.

          13.5. GOVERNING LAW. EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

          13.6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants contained herein or made in writing by the Borrowers in connection herewith shall survive the execution and delivery of this Agreement and the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, PROVIDED THAT the undertaking of the Banks to make Loans and issue Letters of Credit to the Borrowers shall not inure to the benefit of any successor or assign of the Borrowers. No investigation at any time made by or on behalf of the Banks shall diminish the Banks' right to rely thereon.

          13.7. COUNTERPARTS; EXECUTION BY FACSIMILE TRANSMISSION. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument. The method of execution of each Loan Document may be by means of facsimile transmission, and delivery of such a facsimile transmission shall be deemed an original for purposes hereof, PROVIDED that each party so delivering a facsimile transmission shall promptly thereafter deliver the original version thereof.

          13.8. SEPARABILITY. Should any clause, sentence, paragraph or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein. Each covenant contained in this Agreement shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

          13.9. DESCRIPTIVE HEADINGS. The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

          13.10. SETOFF. Each Borrower hereby gives and confirms to each Bank a right of setoff of all moneys, securities and other property of such Borrower (whether special, general or limited) and the proceeds thereof, now or hereafter delivered to remain with or in transit in any manner to such Bank, its correspondents or its agents from or for such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of such Bank in any way, and also, any balance of any deposit accounts and credits of such Borrower with, and any and all claims of security for the payment of the Notes and of all other liabilities and obligations now or hereafter owed by such Borrower to such Bank, contracted with or acquired by the Bank, whether such liabilities and obligations be joint, several, absolute, contingent, secured, unsecured, matured or unmatured, and each Borrower hereby authorizes such Bank at any time or times, while there is then continuing an Event of Default WITHOUT PRIOR NOTICE, to apply such money, securities, other property, proceeds, balances, credits of claims, or any part of the foregoing, to any or all of the Obligations now or hereafter existing, whether such Obligations be contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security described in any separate agreement executed by the Borrowers.

          13.11. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) All covenants, promises and agreements by or on behalf of the Borrowers, the Agent or the Banks that are contained in this Agreement and the other Loan Documents shall bind and inure to the benefit of their respective successors and permitted assigns. No Borrower may assign or transfer any of its rights or obligations under the Loan Documents without the prior written consent of all the Banks.

             (b) Each Bank may sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, the Loans and the Obligations of the Borrower owing to it and the Notes held by it and participations in Letters of Credit held by it); PROVIDED, HOWEVER, that (i) the selling Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) such Bank will not in any way agree with such participant to restrict such Bank's voting rights hereunder. No participant shall be a third party beneficiary of this Agreement and shall not be entitled to enforce any rights provided to its selling Bank against the Borrowers under this Agreement.

             (c) Subject to the approval of the Agent and, provided that no Default or Event of Default has occurred, the Parent, (in each case, such consent not to be unreasonably withheld or delayed), and upon payment by the assigning Bank to the Agent for its own account an assignment fee of $2,500, a Bank may assign to one or more banks or other financial institutions (including any Bank) all or a portion of its interests, rights, and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the same portion of the Loans and other Obligations of the Borrowers at the time owing to it and the Notes held by it and participations in Letters of Credit held by it); PROVIDED, HOWEVER, that
(i) each such assignment shall not be less than $5,000,000 and shall be of a constant, and not a varying, percentage of all the assigning Bank's Commitment, rights and obligations under this Agreement and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of EXHIBIT E hereto (an "Assignment and Acceptance"), and any Note or Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Loan Documents and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto).

             (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim known to such Bank, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance of its obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement together with copies of the most recent financial statements delivered pursuant to Sections 9.1(a) and 9.1(b) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action on behalf of such assignee and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with its terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank. Upon the Agent's knowledge of an assignee becoming a Bank hereunder, the Agent shall give notice thereof to the Parent.

          (e) The Agent shall maintain at its Domestic Lending Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans and other Obligations owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by any Borrower, any Bank or the Agent at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee together with the Notes subject to such assignment and the written consent to such assignment, and upon payment in full of the assignment fee pursuant to Section 13.11(c), the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of EXHIBIT E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrowers shall, at the expense of the assignee, execute and deliver to the Agent in exchange for the surrendered Notes a new Note to the order of such assignee in an amount respectively equal to their portion of the Commitment of the assigning Bank assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any of its Commitments hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT B hereto. Cancelled Notes shall be returned to the Parent.

          (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.11 disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Bank by or on behalf of any Borrower.

          (h) Anything in this Section 13.11 to the contrary notwithstanding, any Bank may at any time, without the consent of the Borrowers or the Agent, assign and pledge all or any portion of its Commitments and the Loans owing to it to any Federal Reserve Bank or the United States Treasury (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by the Federal Reserve System or such Federal Reserve Bank.
No such assignment and/or pledge shall release the assigning and/or pledging Bank from its obligations hereunder.

          (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 13.11 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

          (j) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.11, disclose to the assignee or participant or proposed assignee or participant any information relating to the Parent and its Subsidiaries furnished to such Bank by or on behalf of any Borrower, PROVIDED that such proposed assignee or participant shall first agree to be bound by Section 13.23.

          13.12. INTEREST. All agreements between the Borrowers, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on any Note or otherwise, shall the amount contracted for, charged, reserved or received by the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment by any Borrower of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Agent or Bank having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by such Agent or Bank, then, IPSO FACTO, the obligation to be fulfilled by the Borrowers shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Borrowers, or, to the extent (i) permitted by applicable law and (ii) such excessive interest does not exceed the unpaid principal balance of the Notes and the amounts owing on other obligations of the Borrowers to the Agent or any Bank under any Loan Document, applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Borrowers to the Agent or any Bank under any Loan Document and not to the payment of interest. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance, or detention of the indebtedness of the Borrowers to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this Section 13.12 shall control and supersede every other provision hereof and of all other agreements between the Borrowers and the Banks.

     13.13.    INDEMNIFICATION.  The Borrowers jointly and severally agree:

          (a) TO INDEMNIFY THE AGENT AND EACH BANK AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWERS OF THE PROCEEDS OF THE LOANS,
     (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS,
     (III) THE OPERATIONS OF THE BUSINESS OF THE

     BORROWERS, (IV) THE FAILURE OF ANY BORROWER TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF ANY BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) ANY ASSERTION THAT THE BANKS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR (VII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS (EXCLUDING ANY INDEMNIFIED LOSSES OF A BANK CAUSED BY THE FAILURE OF THE AGENT TO PERFORM ITS OBLIGATIONS TO SUCH BANK HEREUNDER), INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATIONS OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY (EXCEPT AS TO THE EXTENT ANY SUCH INDEMNITY MATTERS HAVE BEEN CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FROM INDEMNITY MATTERS CAUSED BY THE ORDINARY NEGLIGENCE, WHETHER SOLE OR CONTRIBUTORY, OF SUCH INDEMNIFIED PARTY); AND

          (B) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO ANY BORROWER OR ANY OF ITS PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF ITS PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY BORROWER WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY BORROWER, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY BORROWER OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS.

          (C) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

          (d) EACH BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE AGENT, ANY BANK, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENT'S, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

          (e) The Borrowers' obligations under this Section 13.13 shall survive any termination of this Agreement and the payment of the Obligations and shall continue thereafter in full force and effect.

     13.14. PAYMENTS SET ASIDE. To the extent any payments on the Obligations or proceeds of any collateral or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Law or equitable cause, then, to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect, and the Agent's and the Banks' rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect, as if such payment had not been made or such enforcement or setoff had not occurred. In such event, each Loan Document shall be automatically reinstated and the Borrowers shall take such action as may be reasonably requested by the Agent and the Banks to effect such reinstatement.

     13.15. LOAN AGREEMENT CONTROLS. If there are any conflicts or inconsistencies among this Agreement and any of the other Loan Documents, the provisions of this Agreement shall prevail and control.

     13.16. OBLIGATIONS SEVERAL. The obligations of each Bank under each Loan Document to which it is a party are several, and no Bank shall be responsible for any obligation or Commitment of any other Bank under any Loan Document to which it is a party. Nothing contained in any Loan Document to which it is a party, and no action taken by any Bank pursuant thereto, shall be deemed to constitute the Banks to be a partnership, an association, a joint venture, or any other kind of entity.

     13.17. PRO RATA TREATMENT. All Loans under, and all payments and other amounts received in connection with this Agreement (including, without limitation, amounts received as a result of the exercise by any Bank of any right of setoff pursuant to Section 13.10 or otherwise) shall be effectively shared by the Banks ratably in accordance with the respective Pro Rata Percentages of the Banks. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the principal of, or interest on, or fees in respect of, any Note held by it (other than pursuant to Section 3.2(c), 3.2(d) or 3.2(e)) in excess of its Pro Rata Percentage of payments on account of similar Notes obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Notes or Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Disproportionate payments of interest shall be shared by the purchase of separate participations in unpaid interest obligations, disproportionate payments of fees shall be shared by the purchase of separate participations in unpaid fee obligations, and disproportionate payments of principal shall be shared by the purchase of separate participations in unpaid principal obligations. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 13.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation. Notwithstanding the foregoing, a Bank may receive and retain an amount in excess of its Pro Rata Percentage to the extent, but only to the extent, that such excess results from such Bank's Highest Lawful Rate exceeding another Bank's Highest Lawful Rate.

     13.18.  SUBMISSION TO JURISDICTION.  (a) ANY LEGAL ACTION OR
PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER

HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 13.4, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

     (B) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13.19. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HERETO (A) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; AND (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.

     13.20. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by any Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers, as to amendments, and by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by 100% of the Banks, do any of the following: (a) change the definition of "Majority Banks", "Commitment", "Letter of Credit Limit", or "Pro Rata Percentage", (b) forgive or reduce or increase the amount of the Commitment of any Bank or subject any Bank to any additional obligations, (c) forgive or reduce the principal of, or rate or amount of interest applicable to, any Loan, other than as provided in this Agreement or forgive or reduce the amount of any fee, (d) postpone any date fixed for any payment or prepayment of principal of, or interest on, the Notes, (e) change this Section 13.20, (f) change the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (g) release any security for the Obligations except as required to be released under this Agreement or other Loan Document; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement, any note or any other Loan Document.

     13.21. RELATIONSHIP OF THE PARTIES. This Agreement provides for the making of loans by the Banks, in their capacity as lenders, to the Borrowers, each in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrowers to the Banks. the relationship between the Banks and the Borrowers is limited to that of creditors/secured parties, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial, environmental, and other covenants, delivery of financial, environmental and other reports, and financial, environmental and other inspections, investigations, audits, examinations or tests are intended solely for the benefit of the Banks to protect their interests as lenders in assuming payments of interest and repayment of principal and nothing contained in this Agreement or the Notes shall be construed as permitting or obligating the Banks to act as financial or business advisors or consultants to the Borrowers, as permitting or obligating the Banks to control any Borrower or to conduct or operate any Borrower's operations, as creating any fiduciary obligation on the part of the Banks to any Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. Each Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in Section 13.19 for waiver of trial by jury. Each Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Banks for the financial accommodations provided hereby and to execute and deliver this Agreement.

     13.22. EXTENSION OF MATURITY DATE. The Parent may, in its discretion, deliver a written notice to the Agent requesting that the then scheduled Maturity Date be extended for an additional 364-day period, such written request to be delivered not more than one hundred eighty (180) days and not less than one hundred twenty (120) days prior to the then scheduled Maturity Date. Upon the Agent's receipt of any such written request, the Agent shall promptly notify the

Banks thereof, and each Bank shall notify the Agent in writing at least ninety (90) days prior to the then scheduled Maturity Date whether such Bank has agreed, in its sole and absolute discretion, to such request and, if it has decided to do so, its proposed Commitment. Each Bank's decision as to whether to agree to any such request shall be within such Bank's sole and absolute discretion. If any Bank notifies the Agent in writing that it has agreed to such request then, the Agent shall promptly notify the Parent, and the Parent, the Agent and, as to its own proposed Commitment, each committing Bank, shall promptly agree to the allocation of such proposed Commitments. Effective upon the occurrence of the then scheduled Maturity Date, the Commitment shall exist in such agreed amounts, and the Maturity Date shall be extended, for an additional 364-day period. Notwithstanding the foregoing, any Bank may, without liability to any Borrower, reverse, terminate and revoke its agreement to extend its proposed Commitment if prior to the then scheduled Maturity Date: (i) a Default or Event of Default shall have occurred and be continuing, (ii) such Bank shall believe that there has occurred or become known a material adverse change in the business, financial condition, operations, assets, liabilities or prospects of the Parent, on a consolidated basis or (iii) such Bank shall discover information not previously fully disclosed to such Bank, which such Bank believes has a materially negative impact on the business, financial condition, operations, assets, liabilities or prospects of the Parent, on a consolidated basis.

     13.23. CONFIDENTIALITY. Each Bank agrees not to disclose or allow others to disclose any information delivered or made available by any Borrower to it to anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan Documents; PROVIDED THAT nothing herein shall prevent any Bank or the Agent from disclosing such information (a) to any other Bank or the Agent, (b) to any other Person if reasonably incidental to the administration of the Loans, (c) upon the order, request or demand of any Governmental Authority, (d) which has been publicly disclosed, (e) in connection with any litigation to which the Agent, any Bank, any Borrower or any of its Subsidiaries or any of their respective Affiliates may be a party,
(f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Bank's legal counsel (including counsel engaged in connection with the Loan Documents) and independent auditors, and (h) subject to Section 13.11(j), to any actual or proposed participant or assignee of all or part of its rights hereunder.

     13.24. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement effective as of June 26, 1997.

                                       CROSS-CONTINENT AUTO
                                       RETAILERS, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------



                                       QUALITY NISSAN, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------


                                       MIDWAY CHEVROLET, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------


                                       PLAINS CHEVROLET, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------


                                       WESTGATE CHEVROLET, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

                                       WORKING MAN'S CREDIT PLAN, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------


                                       ALLIED 2000 COLLISION CENTER, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------


                                       CROSS-COUNTRY DODGE, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------


                                       C-CAR AUTO WHOLESALERS, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

                                       DOUGLAS TOYOTA, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------


                                       TOYOTA WEST SALES & SERVICE, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------


                                       SAHARA IMPORTS, INC.


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

                                       TEXAS COMMERCE BANK NATIONAL
                                       ASSOCIATION, as a Bank and as Agent


COMMITMENT                             By:
                                          ------------------------------
$40,000,000                            Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

                                 SCHEDULE 1
                                     TO
                        REVOLVING CREDIT AGREEMENT

                        Dated as of June 26, 1997

                        APPLICABLE LENDING OFFICES
                        --------------------------

1.    Texas Commerce Bank National Association

      DOMESTIC LENDING OFFICE:                      712 Main
                                                    Houston, Texas 77002



      LIBOR LENDING OFFICE:                         712 Main
                                                    Houston, Texas 77002

                                 EXHIBIT "A"
                            CERTAIN DEFINITIONS

As used herein, the following words and terms shall have the respective meanings indicated opposite each of them:

     "ACQUISITION" shall have the meaning set forth in Section 10.23.

     "ACQUISITION TARGET" shall have the meaning set forth in Section 10.23.

     "ADDITIONAL COSTS" shall mean, with respect to any Rate Period in the case of any LIBOR Rate Loan, all costs, losses or payments, as reasonably determined by any Bank in its sole and absolute discretion, that such Bank or its Domestic Lending Office or its LIBOR Lending Office does, or would, if such LIBOR Rate Loan were funded during such Rate Period by the Domestic Lending Office or the LIBOR Lending Office of such Bank, incur, suffer or make by reason of any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loan because of or arising from (a) the introduction of, or any change (other than any change by way of imposition or increase of reserve requirements, in the case of any LIBOR Rate Loan, included in the LIBOR Rate Reserve Percentage) in or in the interpretation or administration of, any law or regulation or (b) the compliance with any request from any central bank or other governmental authority (whether or not having the force of law).

     "ADJUSTED INDEBTEDNESS" shall mean, for any date for which the amount thereof is to be determined, the difference between (i) Debt of the Parent and its Subsidiaries on a consolidated basis MINUS (ii) 80% of indebtedness outstanding under Floor Plan Financings.

     "ADJUSTED LIBOR RATE" means the LIBOR Rate (Reserve Adjusted) PLUS the Applicable Margin.

     "AFFILIATE" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. If any Person shall own, directly or indirectly, beneficially and of record twenty percent (20%) or more of the equity (whether outstanding capital stock, partnership interests or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

     "AGENT" shall have the meaning set forth in the preamble hereto.

     "AGREEMENT" shall mean this Revolving Credit Agreement, as the same may be amended, modified or supplemented from time to time.

     "ALTERNATE BASE RATE" shall mean, for any day, a fluctuating rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the higher of (i) the

Prime Rate for such day, and (ii) the Federal Funds Effective Rate in effect on such day plus 0.50% PLUS (b) the Applicable Margin. For purposes hereof, the term "PRIME RATE" shall mean, as of a particular date, the prime rate most recently announced by TCB, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to any Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a)(ii) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "APPLICABLE LENDING OFFICE" shall mean, with respect to each Bank, such Bank's (a) Domestic Lending Office in the case of a Base Rate Loan and (b) LIBOR Lending Office in the case of a LIBOR Rate Loan.

     "APPLICABLE MARGIN" means, (a) for the period from the Closing Date until the first redetermination hereunder, 25.0 basis points per annum as to Base Rate Loans and 200.0 basis points per annum as to LIBOR Rate Loans, and
(b) for each period thereafter (each such period commencing 31 days after the end of each fiscal quarter of the Parent and ending 31 days after the end of the next fiscal quarter of the Parent) the applicable basis points per annum set forth in the table below opposite the Leverage Ratio for the four immediately preceding fiscal quarterly periods:


                APPLICABLE MARGIN
--------------------------------------------------------------------
  ALTERNATE BASE
        RATE                LIBOR             LEVERAGE RATIO
--------------------------------------------------------------------
      25.0 bps            200.0 bps            2.50 < x < 2.75
                                                        -
--------------------------------------------------------------------
       0.0 bps            175.0 bps            2.00 < x < 2.50
                                                        -
--------------------------------------------------------------------
       0.0 bps            150.0 bps            1.50 < x < 2.00
                                                        -
--------------------------------------------------------------------
       0.0 bps            137.5 bps            1.00 < x < 1.50
                                                        -
--------------------------------------------------------------------
--------------------------------------------------------------------

--------------------------------------------------------------------
       0.0 bps            125.0 bps                  x < 1.00
                                                        -
--------------------------------------------------------------------

Each determination of the Applicable Margin shall be determined by the Agent for each such period after its receipt of the applicable Compliance Certificate delivered pursuant to Section 9.1. Each change in the Applicable Margin shall be immediately effective commencing on the 31st day after each fiscal quarter and as to all Loans then outstanding and the Letter of Credit Outstandings, and remain effective until the next determination. If the Parent fails to timely deliver the Compliance Certificate as required by
Section 9.1, the Applicable Margin shall be at the next highest level until such Compliance Certificate is delivered.

     "APPLICATION" shall mean an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

     "ASSIGNMENT AND ACCEPTANCE" shall have the meaning set forth in Section 13.11(c).

     "AUTHORIZED OFFICER" shall mean, as to any Person, the President, Chief Executive Officer, Chief Financial Officer, Vice President or other officer duly authorized by the board of directors of such Person.

     "BANK" shall have the meaning specified in the preamble hereto and shall include the Agent, in its individual capacity.

     "BASE RATE LOAN" shall mean any Loan which bears interest at the Alternate Base Rate.

     "BORROWER" shall have the meaning set forth in the preamble hereto.

     "BORROWING DATE" shall mean a date upon which the Parent has requested a Loan to be made in a Notice of Borrowing delivered pursuant to Section 2.

     "BUSINESS DAY" shall mean a day when the Agent is open for business, provided that, if the applicable Business Day relates to any LIBOR Rate Loan, it shall mean a day when the Agent is open for business and on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     "CAPITAL EXPENDITURES" means the expenditures of any Person which are capitalized on the consolidated balance sheet of such Person in accordance with GAAP (including that portion of Capitalized Lease Obligations which should be capitalized on a consolidated balance sheet of such Person in accordance with GAAP) and which are made in connection with the purchase, construction or improvement of items properly classified on such balance sheet as property, plant, equipment or other fixed assets or intangibles.

     "CAPITALIZED LEASE" means, as to any Person, a lease of (or other agreement conveying the right to use) real and/or personal Property to such Person as lessee, with respect to which the obligations of such Person to pay rent or other amounts are required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), or with respect to which the amount of the asset and liability thereunder as if so capitalized is required to be disclosed in a note to such balance sheet.

     "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the obligation of such Person to pay rent or other amounts under a Capitalized Lease and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CAPITAL STOCK" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and
(iv) all equity or ownership interests in any Person of any other type.

     "CHANGE IN CONTROL" means (i) any transaction (including a merger or consolidation) the result of which is that any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent (50%) of the total voting power of all classes of the voting stock of the Parent or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis (a "Control Person"), other than any such transaction in which GGFP is a Control Person or (ii) the failure of Bill Gilliland, Robert W. Hall and Lori D'Atri (either individually or as a group) to directly (or indirectly through a trust) own and control all interests in GGFP.

     "CLOSING DATE" shall mean June 26, 1997.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

     "COMMITMENT" shall mean, with respect to each Bank, such Bank's Commitment, as defined in Section 2.1(a), and "COMMITMENTS" shall mean, collectively, the Commitments of all of the Banks.

     "COMMITMENT FEE MARGIN" means, (a) for the period from the Closing Date until the first redetermination hereunder, 50.0 basis points per annum, and
(b) for each period thereafter (each such period commencing 31 days after the end of each fiscal quarter of the Parent and ending 31 days after the end of the next fiscal quarter of the Parent) the basis points per annum set forth in the table below opposite the Leverage Ratio for the four immediately preceding fiscal quarterly periods:

          --------------------------------------------------------------
                 COMMITMENT FEE                  LEVERAGE RATIO
          --------------------------------------------------------------
                    50.0 bps                    2.50 < x < 2.75
                                                         -
          --------------------------------------------------------------
                    45.0 bps                    2.00 < x < 2.50
                                                         -
          --------------------------------------------------------------
                    37.5 bps                    1.50 < x < 2.00
                                                         -
          --------------------------------------------------------------
                    25.0 bps                           x < 1.50
                                                         -
          --------------------------------------------------------------


Each determination of the Commitment Fee Margin shall be determined by the Agent for each such period after its receipt of the applicable Compliance Certificate delivered pursuant to Section 9.1. Each change in the Commitment Fee Margin shall be immediately effective commencing on the 31st day after each fiscal quarter and remain effective until the next determination. If the Parent fails to timely deliver the Compliance Certificate as required by
Section 9.1, the Commitment Fee Margin shall be at the next highest level until such Compliance Certificate is delivered.

     "CONSOLIDATED EBITDA" shall mean, for any period for which the amount thereof is to be determined, EBITDA for the Parent and its Subsidiaries on a consolidated basis.

     "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" shall mean, for any period for which the amount thereof is to be determined, Consolidated EBITDA PLUS Contractual Rent Expense LESS taxes paid, for the Parent and its Subsidiaries on a consolidated basis, calculated quarterly on a rolling four-quarter basis.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any period for which such ratio is to be determined, the ratio of (i) Consolidated Earnings Available for Fixed Charges to (ii) Consolidated Fixed Charges.

     "CONSOLIDATED FIXED CHARGES" shall mean, for any period for which the amount thereof is to be determined, the sum of Interest Expense PLUS, Contractual Rent Expense, PLUS scheduled principal payments in respect of any Debt permitted under this Agreement (other than the principal portion of Debt permitted by Section 10.3(vi)) (including the capital portion of lease payments in respect of Capital Lease Obligations), PLUS Restricted Payments paid in cash, PLUS Capital Expenditures paid in cash for tangible personal property and intangible personal property (excluding Capital Expenditures for Acquisitions), for the Parent and its Subsidiaries on a consolidated basis, calculated quarterly on a rolling four-quarter basis.

     "CONSOLIDATED NET INCOME" shall mean for any period for which the amount thereof is to be determined, the Net Income (or net losses) of the Parent and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

     "CONSOLIDATED TANGIBLE ASSETS" shall mean, as at any date of determination, the aggregate total assets of the Parent and it Subsidiaries determined in accordance with GAAP, minus all items which in accordance with GAAP would be classified as "intangible assets," including, without limitation, goodwill, research and development costs, trademarks, trade names, copyrights, licenses, patents and franchises, experimental or organizational expense, unamortized debt discount and expense carried as an asset, all reserves and any write-up in the book value of assets made after the Closing Date (other than write-ups of assets of a going concern business made within twelve (12) months after the acquisition of such business), net of accumulated amortization.

     "CONSOLIDATED WORKING CAPITAL" means, on any date, (a) the total assets of the Parent and its Subsidiaries that may properly be classified as current assets in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions; PROVIDED that in determining such current assets

          (i) notes and accounts receivable shall be included only if good and collectible and payable on demand or within one year from such date (and if not by their terms or by the terms of any instrument or agreement relating thereto directly or indirectly renewable or extendible at the option of the debtor beyond such year) and shall be taken by the Parent or a Subsidiary at their face value less reserves determined to be sufficient in accordance with GAAP,

          (ii) life insurance policies (other than the cash surrender value of unencumbered policies) shall be excluded, and

          (iii) Restricted Investment shall be excluded, MINUS,

     (b) the total liabilities of the Parent and its Subsidiaries that may properly be classified as current liabilities in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions, but in any event

          (i) including as current liabilities without limitation (except as provided in clause (ii) below) any portion of the Indebtedness of the Parent and its Subsidiaries outstanding on such date that by its terms or the terms of any instrument or agreement relating thereto matures on demand or within one year from such date (whether by way of any sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable, at the option of the debtor under an agreement or firm commitment in effect on such date, to a date more than one year from such date, and

          (ii) excluding Debt evidenced by the Notes.

     "CONTRACTUAL RENT EXPENSE" means, for any period, all payments due under leases of real property, whether paid or accrued in the applicable period of calculation (excluding, in any event, all Capitalized Lease Obligations).

     "CONVERSION/CONTINUATION DATE" shall have the meaning set forth in
Section 3.1(a)(ii).

     "DEBT" shall mean (without duplication), for any Person.

          (a) all indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services, except indebtedness which is owing to trade creditors in the ordinary course of business;

          (b) Debt of the kind described in clause (i) of this definition which is secured by (or for which the holder of such Debt has any existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such Indebtedness or obligations;

          (c) all Guaranties or other contingent liabilities (other than endorsements for collection in the ordinary course of business), direct or indirect, with respect to Debt (of the kind described in clause (i), (ii) or (iii) of this definition) of another Person, through an agreement or otherwise, including, without limitation,

               (i) any endorsement not for collection in the ordinary course of business or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a Guaranty in respect of any such Debt;

               (ii) any agreement (1) to purchase, or to advance or supply funds for the payment or purchase of, any such Debt, (2) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in order to enable such other Person to pay any such Debt or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials or supplies or transportation or services or
          (3) to make any loan, advance or capital contribution to or other Investment in, or to otherwise provide funds to or for, such other Person in order to enable such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation;

               (iii) obligations of such Person to the counterparty under any foreign currency exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values and Interest Rate Agreements (including, without limitation, liquidated damages specified therein) or any similar arrangement between such Person and others providing for the transfer or mitigation of interest rate or expense risks either generally or under specific contingency;

               (iv) obligations under surety, appeal or customs bonds;

          (d)  all Capital Lease Obligations of such Person;

          (e) Preferred Stock having a mandatory redemption prior to the then scheduled Maturity Date; and

          (f)  all indebtedness of such Person under Floor Plan Financings.

     "DEBTOR LAWS" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, or general equitable principles from time to time in effect affecting the rights of creditors generally and general principles of equity.

     "DEFAULT" shall mean any of the events specified in Section 11, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

     "DIVIDEND PAYMENT" shall mean, with respect to any Person, any dividend, distribution or other payment in respect of any equity or ownership interest in such Person (in cash, property or obligations) to any holder or holders of any equity or ownership interest in such Person, and shall include payments on account of, or the redemption of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of such Person, or the exchange or conversion of any shares of any class of capital stock of such Person for or into any obligations of or shares of any other class of capital stock of such Person or any other property.

     "DOLLARS" and "$" shall mean lawful currency of the United States of America.

     "DOMESTIC LENDING OFFICE" shall mean, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on SCHEDULE I attached hereto and made a part hereof or such other office of such Bank as such Bank may from time to time specify to the Parent and the Agent.

     "EBITDA" shall mean, for any period for which the amount thereof is to be determined, as to any Person, Net Income of such Person for such period, PLUS, to the extent deducted in the determination of Net Income and without duplication with items included in the adjustments to GAAP net income in the determination of Net Income, (i) provisions for income taxes, (ii) Interest Expense, (iii) depreciation and amortization expenses and (iv) other non-cash income or expenses.

     "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to: (1) the environment, which includes, without limitation, ambient air, surface water, ground water, land surface or subsurface strata; (2) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment; or (3) otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA" shall have the meaning set forth in Section 7.2.

     "EVENT OF DEFAULT" shall mean any of the events specified in Section 11, PROVIDED THAT there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

     "EXPIRATION DATE" shall mean the last day of a Rate Period.

     "FAIR MARKET VALUE" shall mean (i) with respect to any asset (other than cash) the price at which a willing buyer would buy and a willing seller would sell, such asset in an arms' length transaction, and (ii) with respect to cash, the amount of such cash.

     "FEDERAL BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, as amended, and any successor statute.

     "FEDERAL FUNDS EFFECTIVE RATE" has the meaning specified in the definition of the term "Alternate Base Rate".

     "FEE LETTER" shall mean that certain Fee Letter dated as of May 30, 1997 among the Parent, Chase Securities Inc. and the Agent.

     "FLOOR PLAN FINANCINGS" shall mean inventory financings of new, used and program vehicles.

     "FRANCHISE AGREEMENTS"                                                   .
                            --------------------------------------------------

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "GGFP" means the Gilliland Group Family Partnership, a Texas general partnership.

     "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means any national, state, county, municipal or other government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator.

          "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, franchise, permit, certificate, license, award, authorization or other direction, guideline, or requirement of any Governmental Authority, including, without limitation, any requirement under common law.

          "GUARANTY" means, in respect of any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of another Person, including, without limitation, by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to maintain financial covenants, or to assure the payment of such Debt by an agreement to make payments in respect of goods or services regardless of whether delivered, or otherwise, provided that the term "Guaranty" shall not include endorsements for deposit or collection in the ordinary course of business; and such term when used as a verb shall have a correlative meaning.

          "HIGHEST LAWFUL RATE" shall mean, with respect to each Bank, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. To the extent required by applicable law in determining the Highest Lawful Rate with respect to any Bank as of any date, there shall be taken into account the aggregate amount of all payments and charges theretofore charged, reserved or received by such Bank hereunder or under the other Loan Documents which constitute or are deemed to constitute interest under applicable law.

          "INCUR" (including the correlative terms "incurred," "incurring," "incurs" and "incurrence"), when used with respect to any Debt, shall mean create, incur, assume, guarantee or in any manner become liable in respect of such Debt.

          "INDEMNIFIED PARTIES" shall have the meaning set forth in Section
13.13.

          "INTEREST COVERAGE RATIO" shall mean the ratio of (i) Consolidated EBITDA to (ii) Interest Expense for the Parent and its Subsidiaries on a consolidated basis, calculated quarterly on a rolling four-quarter basis.

          "INTEREST EXPENSE" shall mean for any period, without duplication, the aggregate of all interest expense (excluding amounts paid on dealer wholesale credit accounts to Affiliates, employees, officers and directors), all prepayment charges and all amortization of debt discount and expense, including, without limitation, all net amounts payable (or receivable) under Interest Rate Agreements and all interest expense attributable to Capital Leases, in each instance determined in accordance with GAAP.

          "INTEREST PAYMENT DATE" shall mean (a) as to any Base Rate Loan, the last day of each fiscal quarter, beginning with September 30, 1997 (or if any such date is not a Business Day, then the next preceding Business Day);
(b) as to any LIBOR Rate Loan in which the Rate Period with respect thereto is not greater than three (3) months, the date on which such Rate Period ends; (c) as to any LIBOR Rate Loan in which the Rate Period with respect thereto is greater than three (3) months, the date on which the third month of such Rate Period ends, and the date on which each such Rate Period ends; and (d) as to all Loans, at maturity.

          "INTEREST RATE AGREEMENT" shall mean an interest rate swap agreement, interest rate cap agreement or similar arrangement.

          "INVESTMENT" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

          "ISSUANCE DATE" shall mean the date the Issuing Bank shall issue a Letter of Credit hereunder.

          "ISSUING BANK" shall mean Texas Commerce Bank National Association, in its capacity as an issuer of Letters of Credit hereunder.

          "LAW" means any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

          "LETTER OF CREDIT" shall have the meaning specified in
Section 2.4(a).

          "LETTER OF CREDIT FEE" shall have the meaning specified in
Section 5.3.

          "LETTER OF CREDIT LIMIT" shall mean $3,000,000.

          "LETTER OF CREDIT MARGIN" as of the date of any determination thereof, the then current Applicable Margin for LIBOR Rate Loans.

          "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the amount of all Unpaid Drawings in respect of all Letters of Credit.

          "LETTER OF CREDIT REQUEST" shall have the meaning specified in
Section 2.4(a).

          "LEVERAGE RATIO" shall mean, for any period for which such ratio is to be determined, the ratio of (i) Adjusted Indebtedness to (ii) the difference between (a) Pro Forma Consolidated EBITDA (calculated quarterly on a rolling four-quarter basis) MINUS (b) Pro Forma Floor Plan Interest Expense (calculated quarterly on a rolling four-quarter basis).

          "LIBOR LENDING OFFICE" shall mean, with respect to each Bank, the office specified as such Bank's "LIBOR Lending Office" opposite its name on
SCHEDULE 1 attached hereto and made a part hereof (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Parent and the Agent.

          "LIBOR RATE" shall mean, for each Rate Period, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted by the Agent at or before 10:00 a.m. (Houston, Texas time) (or as soon thereafter as practicable), on the date two (2) Business Days prior to the first day of such Rate Period, for the offering to the Agent by prime banks in the London Eurodollar interbank market, at the time of determination and in accordance with the then usual practice in such market, of deposits in Dollars for delivery on the first day of such Rate Period and having a maturity equal to the length of such Rate Period and in an amount equal (or as nearly equal as possible) to the LIBOR Rate Loan to which such Rate Period relates. Each determination by the Agent of the LIBOR Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

          "LIBOR RATE LOAN" shall mean any Loan which bears interest at the Adjusted LIBOR Rate.

          "LIBOR RATE (RESERVE ADJUSTED)" shall mean, for any Rate Period or portion thereof, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the LIBOR Rate divided by the difference between 1 and the LIBOR Reserve Percentage on the first day of such Rate Period.

          "LIBOR RESERVE PERCENTAGE" shall mean, with respect to any Rate Period or portion thereof, a percentage (expressed as a decimal) equal to the percentage in effect on the first day of such Rate Period as prescribed by the Federal Reserve Board (or any successor thereto) for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board (or any successor thereto) which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D.

          "LIEN" shall mean: (a) any interest in Property (whether real, personal or mixed and whether tangible or intangible) which secures the payment of Debt or an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale, Capital Lease or trust receipt, or arising from a lease, consignment or bailment given for security purposes and (b) any exception to or defect in the title to or ownership interest in such Property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way and restrictive covenants (other than minor exceptions to or irregularities in the title or ownership interest in such Property which do not materially impair the use of such Property for its intended purpose or the value of such Property). For purposes of this Agreement, any Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "LOAN" or "LOANS" shall mean a loan or loans, as the case may be, from the Banks to the Borrowers made under this Agreement.

          "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letters of Credit, the Applications, the Pledge Agreements, the Fee Letter, and all instruments, certificates and agreements now or hereafter executed or delivered to the Agent, the Issuing Bank, or any Bank pursuant to any of the foregoing and the transactions connected therewith, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

          "MAJORITY BANKS" shall mean at any time Banks holding at least
66 2/3% of the unpaid principal amounts outstanding under the Notes, or, if no such amounts are outstanding, 66 2/3% of the Pro Rata Percentages.

          "MARGIN STOCK" shall mean "margin securities" and "margin stock" within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

          "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on
(a) the financial condition, business, properties, assets, prospects or operations of the Parent, on a consolidated basis, (b) the ability of the Borrowers to jointly repay the Obligations, or the ability of any Borrower to perform any other obligations under this Agreement or any other Loan Document to which it is a party on a timely basis, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of the Agent or any Bank under any Loan Document.

          "MATERIAL CONTRACTS" shall mean as to any Person, all agreements, indentures, mortgages, guarantees, instruments or documents to which such Person is a party or by which its respective assets are bound that are material to the business, operations and financial condition of such Person (other than the Loan Documents).

          "MATURITY DATE" shall mean, June 26, 2000 and, thereafter, any date selected pursuant to Section 13.22.

          "NET INCOME" shall mean, for any period for which the amount thereof is to be determined, the net income of a Person and its consolidated Subsidiaries for such period determined in accordance with GAAP but excluding in any event:

          (a) net earnings and losses of any Subsidiary of such Person accrued prior to the date it became a Subsidiary of such Person;

          (b) net earnings and losses of any Person (other than a Subsidiary of such Person), substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;

          (c) net earnings and losses of any Person (other than a Subsidiary of such Person) with which such Person or any of its Subsidiaries shall have consolidated or which shall have merged into or with such Person or any of its Subsidiaries prior to the date of such consolidation or merger;

          (d) net earnings of any Person (other than a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, unless such net earnings shall have actually been received by such Person or any of its Subsidiaries in the form of cash distributions;

          (e) any portion of the net earnings of any Subsidiary of such Person which for any reason is unavailable for payment of dividends to its shareholders;

          (f) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (g) any deferred or other credit (or amortization of a deferred credit) representing any excess of the equity in any Person at the date of acquisition thereof (in any manner) over the amount invested in such Person;

          (h) any gain arising from the acquisition of any Securities of such Person or any of its Subsidiaries or the acquisition of any debt securities for a cost less than their respective principal and accrued interest;

          (i)  any reversal of contingency reserve;

          (j) any gains or losses arising from (1) the sale or other disposition of any assets not in the ordinary course of business or (2) extraordinary items or transactions of a nonrecurring or nonoperating and material nature or related to the discontinuance of operations (including net operating loss carry-forward credits), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; and

          (k) any gains or losses arising from the sale of any capital assets.

          "NOTE" or "NOTES" shall mean a promissory note or promissory notes, respectively, of the Borrowers, executed and delivered under this Agreement.

          "NOTICE OF BORROWING" shall have the meaning set forth in
Section 2.2.

          "NOTICE OF RATE CHANGE/CONTINUATION" shall have the meaning set forth in Section 3.1(a)(ii).

          "OBLIGATIONS" means all of the obligations of the Borrowers now or hereafter existing under the Loan Documents, whether for principal, Unpaid Drawings, interest, fees, expenses, indemnification or otherwise.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of a Borrower by either its President, one of its Vice Presidents, its Chief Financial Officer, its Treasurer, or its Secretary.

          "OTHER TAXES" shall have the meaning set forth in Section 4.6(b).

          "PERMISSIBLE AMOUNTS" shall have the meaning set forth in
Section 7.22.

          "PERMITTED INVESTMENTS" shall mean (i) obligations, with a maturity of less than two years, with the full faith and credit of the United States of America, (ii) direct obligations of any state of the United States, or municipality therein, rated in one of the two top classifications by Standard & Poor's Corporation ("S&P's") or Moody's Investors Service, Inc. ("Moody's") and maturing within two years, (iii) certificates of deposit or banker's acceptances, maturing within two years, issued by U.S. commercial banks having capital, surplus and undivided profits aggregating not less than $100 million and whose unsecured long-term debt is rated in one of the two top classifications by S&P or Moody's, (iv) commercial paper of any U.S. corporation with a maturity of less than 270 days and which is rated in one of the two top classifications by S&P or Moody's, (v) Investments by the Parent or any Subsidiary in and to the Parent or any Qualified Subsidiary of the Parent, including, subject to Sections 10.5, 10.9 and 10.23, any Investments in a corporation which after giving effect thereto will become a Qualified Subsidiary, (vi) Investments set forth in SCHEDULE 7.19, and (vii) investments in money market funds that invest primarily in securities of the type described in items (i) through (iv) above.

          "PERMITTED LIENS" means:

           (a) Liens for current taxes, assessments, or other governmental charges which are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings and, if required by GAAP, adequate reserves with respect thereto are maintained by the applicable Borrower, as applicable; PROVIDED, HOWEVER, that any right to seizure, levy, attachment, sequestration, foreclosure, or garnishment with respect to Property of any Borrower by reason of such Lien has not matured, or has been, and, continues to be, effectively enjoined or stayed; and

          (b) non-consensual Liens imposed by operation of law, including, without limitation, landlord Liens for rent not yet due and payable, and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages, or accounts payable not yet delinquent and arising in the ordinary course of business; PROVIDED, HOWEVER, that any right to seizure, levy, attachment, sequestration, foreclosure, or garnishment with respect to Property of any Borrower by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

          (c) customary liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, and to secure performance of tenders, statutory obligations, surety and appeal bonds, and similar obligations;

          (d) zoning, easements, and restrictions on use of real property which do not materially impair the use of such property; and

          (e) notice filings in connection with any Capitalized Lease or operating lease.

          "PERSON" shall mean an individual, partnership, joint venture, corporation, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

          "PLAN" shall have the meaning set forth in Section 7.12.

          "PLEDGE AGREEMENT" shall mean a Security Agreement-Pledge in favor of the Agent for the benefit of Banks, in substantially the form annexed hereto as EXHIBIT H, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "PREFERRED STOCK" means any class or series of Capital Stock of a Person which is entitled to a preference or priority over any other class or series of Capital Stock of such Person with respect to any distribution of such Person's assets, whether with respect to dividends, or upon liquidation or dissolution, or both.

          "PRO FORMA CONSOLIDATED EBITDA" shall mean, for any period for which the amount thereof is to be determined, Consolidated EBITDA of the Parent and its Subsidiaries plus (or minus), without duplication, the EBITDA of any Subsidiary acquired during such period for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired), determined on a consolidated basis. EBITDA of any such acquired Subsidiary shall be adjusted for those identifiable and quantifiable items of income and expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those adjustments set forth in the applicable Compliance Certificate delivered pursuant to Section 9.1.

          "PRO FORMA FLOOR PLAN INTEREST EXPENSE" shall mean the Interest Expense with respect to the Floor Plan Financings of the Parent and its Subsidiaries plus (or minus), without duplication, the Interest Expense of any Subsidiary acquired during such period for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired), determined on a consolidated basis. Interest Expense of any such acquired Subsidiary shall be adjusted for those identifiable and quantifiable items of expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those adjustments set forth in the applicable Compliance Certificate delivered pursuant to Section 9.1.

          "PRO RATA PERCENTAGE" shall mean with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all the Commitments of the Banks, as adjusted from time to time in accordance with Section 4.7.

          "PROJECTIONS" shall mean a five-year forecast of the Parent's consolidated business, including a balance sheet and an income and cash flow statement.

          "PROPERTY or PROPERTIES" shall mean any interest or right in any kind of property or assets, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

          "QUALIFIED SUBSIDIARY" shall mean any Subsidiary in which the Parent owns, directly or indirectly, not less than 100% of the equity interests of such Subsidiary.

          "RATE PERIOD" shall mean the period of time for which the LIBOR Rate shall be in effect as to any LIBOR Rate Loan which shall be a 1, 2, 3 or 6 month period of time, commencing with the Borrowing Date or the Expiration Date of the immediately preceding Rate Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided in Section 3.1(a) as the Parent may specify in the Notice of Borrowing or the Notice of Rate Change/Continuation, subject, however, to the early termination provisions of the second sentence of Section 3.2(d) relating to any LIBOR Rate Loan; PROVIDED, HOWEVER, that: (i) any Rate Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Rate Period shall end on the next preceding Business Day, and (ii) no Rate Period shall extend beyond the applicable Maturity Date.

          "REGISTER" shall have the meaning set forth in Section 13.11(e).

          "RESTRICTED INVESTMENT" shall mean any Investment other than a Permitted Investment.

          "RESTRICTED PAYMENTS" shall have the meaning set forth in
Section 10.9.

          "SECURITIES ACT" shall have the meaning set forth in Section 13.1.

          "STATED AMOUNT" shall mean, as to each Letter of Credit, at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

          "STOCKHOLDERS' EQUITY" shall mean the consolidated stockholders' equity (including paid-in capital and retained earnings) of the Parent and its Subsidiaries determined in accordance with GAAP.

          "SUBSIDIARY" shall mean, as to any Person, (i) any corporation or entity which not less than 50% of the stock of every class (except for directors' qualifying shares) (or, in the case of an entity which is not a corporation, of the equity interests), at the time as of which any determination is being made, is owned by such Person either directly or indirectly through the Subsidiaries; (ii) each partnership of which such Person is a general partner; and (iii) each limited liability company in which such Person is a member or manager and owns, directly or indirectly, an aggregate interest of more than 50%.

          "TAXES" shall have the meaning set forth in Section 4.6(a).

          "TCB" shall mean Texas Commerce Bank National Association, in its individual capacity.

          "TYPE" shall mean, with respect to any Loan, any Base Rate Loan or any LIBOR Rate Loan.

          "UNPAID DRAWING" shall have the meaning specified in Section 2.6(a).

          "UNUSED COMMITMENT" shall mean as of any time of determination and as to any Bank, such Bank's Commitment at such time LESS the sum of (i) the then outstanding principal balance of Loans by such Bank and (ii) such Bank's Pro Rata Percentage of the Letter of Credit Outstandings as of such time.